UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐    Soliciting Material Pursuant to §240.14a-12

Pebblebrook Hotel Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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7315 Wisconsin Avenue, Suite 1100 West
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
PEBBLEBROOK HOTEL TRUST

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Pebblebrook Hotel Trust (the “Company”) will be held on Friday, June 29, 2018 at 9:00 a.m., Eastern Time, at the offices of Hunton Andrews Kurth LLP, 8405 Greensboro Drive, Suite 140, Tysons, Virginia 22102 for the following purposes:

1.	to elect the trustees of the Company to serve until our 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2018;

3.	to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement; and

4.	to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.
Shareholders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, at the close of business on March 29, 2018 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by email at investors@pebblebrookhotels.com or by phone at (240) 507-1306. Attendance at the Annual Meeting will be limited to persons who present proof of share ownership as of the record date and picture identification. If you hold shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the Annual Meeting and hold your shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring the legal proxy to the Annual Meeting. If you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the Annual Meeting.
Pursuant to rules promulgated by the United States Securities and Exchange Commission, we are providing access to our proxy materials through the Internet. On or about April 27, 2018, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access our proxy materials on the Internet.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or through the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting will be contained in the proxy card or the Notice that you receive. If you execute a proxy by telephone, through the Internet or by mailing in a proxy card, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

BY ORDER OF THE BOARD OF TRUSTEES
Raymond D. Martz
Secretary
Bethesda, Maryland
April 27, 2018

7315 Wisconsin Avenue, Suite 1100 West
Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of trustees (the “Board of Trustees” or the “Board”) of Pebblebrook Hotel Trust (the “Company,” “we,” “us” or “our”) for use at our 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of Hunton Andrews Kurth LLP, 8405 Greensboro Drive, Suite 140, Tysons, Virginia 22102, on Friday, June 29, 2018 at 9:00 a.m., Eastern Time, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment or postponement thereof.
Pursuant to rules promulgated by the United States Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials through the Internet. On or about April 27, 2018, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by the Board of Trustees for use at the Annual Meeting and any adjournment or postponement thereof. On the date of mailing, we will make this Proxy Statement, including the Notice of Annual Meeting attached hereto, and our annual report to shareholders, which will include our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report on Form 10-K”), publicly available on the Internet according to the instructions provided in the Notice.
If you received the Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy through the Internet. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
This Proxy Statement, the accompanying proxy card and our annual report to shareholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2017, are first being sent to our shareholders on or about April 27, 2018.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on June 29, 2018: This Proxy Statement and our annual report to shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, our annual report to shareholders, including our Annual Report on Form 10-K, and any amendments or supplements to the foregoing material that are required to be furnished to shareholders.

QUESTIONS AND ANSWERS
Q.    How will we solicit proxies for the Annual Meeting?

A.
We are soliciting proxies by mailing this Proxy Statement and proxy card to our shareholders. In addition to solicitation by mail, some of our trustees, officers and employees may make additional solicitations by telephone or in person without extra compensation. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

We will employ Broadridge Financial Solutions to receive and tabulate the proxies.
Q.    Who is entitled to vote?

A.
All holders of record of our common shares of beneficial interest, $0.01 par value per share (“Common Shares”), as of the close of business on March 29, 2018, which is the record date for purposes of the Annual Meeting, are entitled to vote at the Annual Meeting.

Q.    What is the quorum for the Annual Meeting?

A.
A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all outstanding Common Shares. No business may be conducted at the meeting if a quorum is not present. As of the record date, 69,039,917 Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented at the Annual Meeting, the chairperson of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 29, 2018. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment or postponement is taken.

Q.    How many votes do I have?

A.	You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for trustees.
Q.    How do I vote?

A.
You may vote by Internet, by telephone, by mail or in person at the Annual Meeting. Authorizing your proxy by one of the methods described below will not limit your right to attend the Annual Meeting and vote your Common Shares in person. Your proxy (one of the individuals named in your proxy card) will vote your Common Shares per your instructions. If you fail to provide instructions on a properly submitted proxy, your proxy will vote as recommended by the Board of Trustees.

By Internet – before 11:59 PM Eastern Time on June 28, 2018
You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice or proxy card available when you access the web page.
By Telephone – before 11:59 PM Eastern Time on June 28, 2018
You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), which is available 24 hours a day, and following prerecorded instructions. Have your proxy card available when you call. If you hold your Common Shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your Common Shares by telephone.

By Mail – proxy card must be received by June 28, 2018
If you received your proxy materials by mail, you may vote by mail by marking the proxy card enclosed with those materials, dating and signing it, and returning it in the postage-paid envelope provided, or returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
In Person – only at the Annual Meeting on June 29, 2018
If you wish to attend the Annual Meeting, please register in advance with Investor Relations by email at investors@pebblebrookhotels.com or by phone at (240) 507-1306. Attendance at the Annual Meeting will be limited to persons who present proof of share ownership as of the record date and picture identification. If you hold Common Shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold Common Shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your Common Shares at the meeting and hold your Common Shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring that legal proxy to the meeting. If you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the Annual Meeting.
Q.    How do I vote my Common Shares that are held by my broker?

A.
If you have Common Shares held by a broker, you may instruct your broker to vote your Common Shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and the Internet.

Q.    On what am I voting?

A.	You will be voting on:

•	Proposal 1: the election of seven trustees to hold office until our 2019 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

•	Proposal 2: the ratification of the appointment of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2018; and

•
Proposal 3: the approval, by advisory and non-binding vote, of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables contained in this Proxy Statement).

Q.	What vote is required to approve the proposals, assuming that a quorum is present at the Annual Meeting?
A.

Proposal	Vote Requirement
Proposal 1: Election of Trustees
The affirmative vote of a majority of all of the votes cast is necessary for the election of a trustee. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants
The affirmative vote of a majority of all of the votes cast is necessary to ratify the appointment of the Company’s independent registered public accountants, which is considered a routine matter. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Proposal 3: Approval of Our Named Executive Officers' Compensation (“Say-On-Pay”)
The affirmative vote of a majority of all of the votes cast is necessary to approve, by non-binding vote, the compensation of our named executive officers. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Although the advisory vote is non-binding, the Board of Trustees will review the results of the vote and will take them into account in making determinations concerning executive compensation.

Q.	How are abstentions and broker non-votes treated?

A.
A “broker non-vote” occurs when a bank, broker or other holder of record holding Common Shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions will not count “for” or “against” Proposals 1 and 2 and thus will have no effect on the result of the voting on this proposal. Abstentions and broker non-votes will not count “for” or “against” Proposal 3 and thus will have no effect on the result of the voting on these proposals.

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may have the discretionary authority to vote their customers’ Common Shares on certain routine matters for which they do not receive voting instructions, including the ratification of independent auditors, and thus brokers may vote on Proposal 2. The NYSE has stated that the uncontested election of trustees is no longer considered a “routine” matter for purposes of broker discretionary voting. The SEC has specifically prohibited broker discretionary voting with respect to the advisory vote on executive compensation.

Q.	Will there be any other items of business on the agenda?

A.
The Board of Trustees does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Trustees. In the event that any other matter should properly come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have authority to vote all proxies with respect to such matters in their discretion.

Q.	What happens if I submit my proxy without providing voting instructions on all proposals?

A.
Proxies that you properly submit will be voted at the Annual Meeting in accordance with your directions. If a properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted:

•	to elect (FOR) each of the trustee nominees listed in Proposal 1 – Election of Trustees;

•	in favor of (FOR) Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants; and

•	in favor of (FOR) Proposal 3 – Approval, by Advisory and Non-binding Vote, of Executive Compensation (“Say-On-Pay”).

Q.	Will anyone contact me regarding this vote?

A.
No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q.	Who has paid for this proxy solicitation?

A.
We have paid the entire expense of preparing, printing and mailing the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our trustees, officers or employees personally or by telephone without additional compensation for such activities. We will request persons, firms and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q.	May shareholders ask questions at the Annual Meeting?

A.	Yes. There will be time allotted at the meeting when our representatives will answer questions from meeting attendees.

Q.	What does it mean if I receive more than one proxy card?

A.
It probably means your Common Shares are registered differently and are in more than one account. Sign and return, or vote by Internet or phone, all proxy cards to ensure that all your Common Shares are voted.

Q.	May I change my vote after I have voted?

A.
Yes, so long as you do so before the ballots are closed at the Annual Meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting by mail, phone or Internet a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Proxies properly submitted by mail, phone or Internet do not preclude a shareholder from voting in person at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q.	Is additional information available on the Company’s website?

A.
Yes. Our Internet website is located at www.pebblebrookhotels.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of the committees of the Board and reports that we file with the SEC.

PROPOSAL 1: ELECTION OF TRUSTEES
The Board of Trustees consists of seven members who serve for a term of one year and until their successors are duly elected and qualified. The term of membership expires at each Annual Meeting of Shareholders.
The Board of Trustees has nominated each of our seven current trustees, Jon E. Bortz, Cydney C. Donnell, Ron E. Jackson, Phillip M. Miller, Michael J. Schall, Earl E. Webb and Laura H. Wright (each, a “Nominee” and, collectively, the “Nominees”), for election as a trustee to serve until the 2019 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. The Board of Trustees anticipates that each Nominee will serve, if elected, as a trustee. However, if any person nominated by the Board of Trustees is unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1.
Information Regarding the Nominees
We believe that all of the Nominees are intelligent, experienced, collegial, insightful and proactive with respect to management and risk oversight, and that they exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee, including the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a trustee.

Name	Age	Background Information
Jon E. Bortz Chairman of the Board, President and Chief Executive Officer	61
Mr. Bortz has served as our Chairman of the Board, President and Chief Executive Officer since our formation in October 2009. Mr. Bortz served as President, Chief Executive Officer and a Trustee of LaSalle Hotel Properties (NYSE:LHO), a publicly traded hotel real estate investment trust, or REIT, from its formation in April 1998 until his retirement in September 2009. In addition, Mr. Bortz served as Chairman of the Board of LaSalle Hotel Properties from January 1, 2001 until his retirement from LaSalle Hotel Properties.
Prior to forming LaSalle Hotel Properties, Mr. Bortz founded the Hotel Investment Group of Jones Lang LaSalle Incorporated in January 1994 and as its President oversaw all of Jones Lang LaSalle’s hotel investment and development activities. From January 1995 to April 1998, as Managing Director of Jones Lang LaSalle’s Investment Advisory Division, he was also responsible for certain East Coast development projects. From January 1990 to 1995, he was a Senior Vice President of Jones Lang LaSalle’s Investment Division, with responsibility for East Coast development projects and workouts. Mr. Bortz joined Jones Lang LaSalle in 1981. He is a current member of the Advisory Board of Governors and the Governance and Nominating Committee of Nareit (formerly known as the National Association of Real Estate Investment Trusts) and the Executive Committee of the Board of Directors of the American Hotel & Lodging Association, for which he also serves as Treasurer and Secretary, and as Chairman of its political action committee, HotelPAC. Mr. Bortz also serves on the board of trustees of Federal Realty Investment Trust. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant (inactive).
Among other qualifications, Mr. Bortz brings to the Board of Trustees executive leadership experience, including his long and distinguished career as chairman and chief executive of twp publicly traded REITs in the lodging industry, along with extensive experience in hotel asset management and development.

Cydney C. Donnell Independent Trustee	58
Ms. Donnell has served on the Board since the completion of the initial public offering of our Common Shares (our “IPO”) in December 2009. She has been an Executive Professor at the Mays Business School of Texas A&M University since August 2004, where she currently serves as Director of Real Estate Programs and the Associate Department Head – Finance. Ms. Donnell joined the Mays School in January 2004. Ms. Donnell was formerly a principal and Managing Director of European Investors/E.I.I. Realty Securities, Inc., or EII. Ms. Donnell served in various capacities at EII and was Chair of the Investment Committee from 2002 to 2003, the Head of the Real Estate Securities Group and Portfolio Manager from 1992 to 2002 and Vice President and Analyst from 1986 to 1992. Prior to joining EII, she was a real estate lending officer at RepublicBanc Corporation in San Antonio from 1982 to 1986. She currently serves as Chair of the Compensation Committee, and is a member of the Executive Committee and the Risk Committee, of the Board of Directors of American Campus Communities (NYSE:ACC), a publicly traded, student-housing REIT. She previously served as a member of the Valuation, Nominating and Compensation, and Audit Committee of the Board of Directors of Madison Harbor Balanced Strategies, Inc., a real estate fund of funds registered under the Investment Company Act of 1940, which liquidated and deregistered in 2017. Ms. Donnell has served as the Chair of the Audit Committee of the Board of Trustees of the Employee Retirement System of Texas and on the Board and Institutional Advisory Committee of Nareit. Ms. Donnell received a B.B.A. from Texas A&M University and an M.B.A. from Southern Methodist University.
Among other qualifications, Ms. Donnell brings to the Board executive leadership experience, including experience in the public real estate industry and investment experience in publicly traded real estate securities, along with experience from teaching courses in real estate investment and real estate capital markets and portfolio management, including modules on corporate governance, at the business school level.

Ron E. Jackson Independent Trustee	75
Mr. Jackson has served on the Board since the completion of our IPO in December 2009. Mr. Jackson is the President and Chief Executive Officer of Meadowbrook Golf, a multi-faceted golf company with divisions in golf turf equipment, golf maintenance and golf operations. Prior to joining Meadowbrook Golf in January 2001, Mr. Jackson was the President and Chief Operating Officer of Resort Condominiums International, or RCI, a Cendant Company with 2,600 resorts in 109 countries. Prior to RCI, Mr. Jackson was the Chief Operating Officer of Chartwell Leisure, a hotel owner/operator and developer. Prior to Chartwell Leisure, Mr. Jackson was the founder, President and Chief Executive Officer of Sunbelt Hotels and Sunbelt Management Company, which was the largest franchisee of Hilton Hotels in the United States. Mr. Jackson is currently a member of the College Advisory Board of the University of Houston for the Conrad N. Hilton College of Hotel and Restaurant Management. Mr. Jackson received a B.S. in Finance and Marketing from Brigham Young University and an M.B.A. from the University of Utah.
Among other qualifications, Mr. Jackson brings to the Board executive leadership experience, including his experience as a chief executive of a large company in the golf industry, along with significant experience as a senior executive in the lodging and resort industry.

Phillip M. Miller Independent Trustee	65
Mr. Miller has served on the Board since May 2011. Mr. Miller is Senior Vice President of Global Payment Relations and Sponsorships for First Data Corporation. Mr. Miller has held this position since September 2015 and is responsible for managing First Data's relationship with its payment networks and bank sponsors, globally. From March 2012 to September 2015, Mr. Miller was Global Head – Acquiring Knowledge Center for MasterCard Advisors, responsible for Electronic Payments Thought Leadership and consulting engagements with banks globally. From January 2010 to March 2012, Mr. Miller was Senior Vice President and Group Head of MasterCard Worldwide, where he was responsible for the disciplines of market development and marketing for the e-commerce and retail business groups. From 2005 to 2010, Mr. Miller served as Global Solutions Leader for MasterCard Advisors, where he was responsible for consulting engagements in strategy and information services for large Banks and Card Acquirers globally. Prior to joining MasterCard, from 2002 to 2005, Mr. Miller served as Executive Chairman of Teleglobal International, LTD, a stored-value, secure online payments product, where he was responsible for general management of the company. From 2001 to 2002, Mr. Miller was President and Chief Executive Officer of Chase Merchant Services, LLC, a division of Chase Bank, where he served as operational head and general manager of the largest card acquiring business in the United States. From 1995 to 2001, Mr. Miller served as Chief Marketing Officer and Head of Product Development for GE Money, the consumer financial services division of General Electric Company in over 15 countries globally. From 1985 to 1995, Mr. Miller served as Vice President of International Product Development and Marketing for Citibank’s International Private Banking business in major money centers globally. Mr. Miller received a B.S. in Marketing and an M.B.A. in International Business and Finance from The American University in Washington, D.C. Mr. Miller received a Certificate of Corporate Governance – Effectiveness and Accountability in the Boardroom from J.L. Kellogg Graduate School of Management at Northwestern University.
Among other qualifications, Mr. Miller brings to the Board executive leadership experience, including his extensive experience as a senior executive in the financial services industry, along with his significant marketing and consulting expertise.

Michael J. Schall Independent Trustee	60
Mr. Schall has served on the Board since the completion of our IPO in December 2009. Since January 2011, he has served as President and Chief Executive Officer of Essex Property Trust, Inc., or Essex, a publicly traded multifamily REIT. Mr. Schall was Essex’s Senior Executive Vice President and Chief Operating Officer from 2005 to January 2011, where he was responsible for the strategic planning and management of Essex’s property operations, redevelopment and co-investment programs. Mr. Schall is also currently a member of the Board of Directors of Essex. From 1993 to 2005, Mr. Schall was Essex’s Chief Financial Officer, responsible for the organization’s financial and administrative matters. He joined The Marcus & Millichap Company in 1986, and was the Chief Financial Officer of Essex’s predecessor, Essex Property Corporation. From 1982 to 1986, Mr. Schall was Director of Finance for Churchill International, a technology-oriented venture capital company. From 1979 to 1982, Mr. Schall was employed in the audit department of Ernst & Young (then known as Ernst & Whinney), where he specialized in the real estate and financial services industries. Mr. Schall received a B.S. from the University of San Francisco. Mr. Schall is a Certified Public Accountant (inactive) and is a member of the National Multi Housing Council, the American Institute of Certified Public Accountants and the Nareit Executive Board.
Among other qualifications, Mr. Schall brings to the Board executive leadership experience, including his distinguished career as a senior executive and chief executive of a publicly traded REIT, along with extensive experience in accounting and finance.

Earl E. Webb Independent Trustee	61
Mr. Webb has served on the Board since the completion of our IPO in December 2009. Mr. Webb is President of U.S. Operations for Avison Young, LLC, or Avison, a Canada-based commercial real estate company, and he serves on the Executive Committee of Avison’s Board of Directors. Prior to joining Avison, from January 2003 to August 2009, Mr. Webb was the Chief Executive Officer of Jones Lang LaSalle’s Capital Markets Group in the Americas, where he was responsible for strategic direction and management of all capital markets activities throughout the region. From February 1999 to December 2002, Mr. Webb served as Chief Executive Officer of Jones Lang LaSalle Americas, Inc., directing all of the firm’s Corporate Solutions, Investors Services and Capital Markets businesses throughout the Americas, and from 1985 to February 1999, he held other various positions with that company. From 1981 to 1985, Mr. Webb served as Second Vice President in the Capital Markets Group at Continental Illinois National Bank. Mr. Webb holds a B.S. from the University of Virginia and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. He is an Associate Member of the Urban Land Institute and a member of the International Council of Shopping Centers and the Real Estate Roundtable.
Among other qualifications, Mr. Webb brings to the Board executive leadership experience, including his extensive experience as a senior executive in the real estate and financial services industries, along with his significant capital markets expertise.

Laura H. Wright Independent Trustee	58
Ms. Wright has served on the Board since the completion of our IPO in December 2009. Since retiring from Southwest Airlines Co., or Southwest, in September 2012, Ms. Wright founded GSB Advisory LLC, to provide strategic and financial consulting to growth and non-profit companies. From July 2004 to September 2012, Ms. Wright served as Senior Vice President Finance and Chief Financial Officer of Southwest. During her 25-year career with Southwest, Ms. Wright served as Vice President Finance and Treasurer (2001 to 2004), Treasurer (1998 to 2001), Assistant Treasurer (1995 to 1998) and other financial roles (1988 to 1995). Prior to joining Southwest, Ms. Wright was a manager with Arthur Young & Company in Dallas, Texas. Ms. Wright received a B.S.A. and an M.S.A. in accountancy from the University of North Texas. Ms. Wright is a member of the Texas Society of Certified Public Accountants and National Association of Corporate Directors. Ms. Wright currently serves on the Board of Directors and the Risk Committee of Spirit AeroSystems Holdings, Inc. (NYSE:SPR). Ms. Wright also currently serves on the Board of Directors, the Finance Committee and the Audit Committee (as Chairman) of each of CMS Energy Corporation (NYSE:CMS) and its publicly reporting, wholly owned subsidiary, Consumers Energy Company. Ms. Wright also currently serves on the Board of Directors and is the Chair of the Audit Committee of TE Connectivity Ltd. (NYSE:TEL).
Among other qualifications, Ms. Wright brings to the Board executive leadership experience, including her significant experience as a senior executive in the travel industry, along with her expertise in financial accounting and reporting for a public company, corporate finance and risk management.

Sound Corporate Governance Practices
We are committed to what we believe are sound corporate governance practices, including having a strong, majority-independent, non-classified Board and maintaining clear share ownership guidelines.
Board of Trustees Structure

•
Non-Classified Board - Each member of the Board of Trustees must be elected annually. Moreover, as described further below, we have opted out of a provision of the Maryland General Corporation Law (the "MGCL") that permits Maryland real estate investment trusts to classify their boards of trustees without the prior approval of shareholders.

•	Majority Voting for Trustee Nominees - Each trustee nominee must receive a majority of all of the votes cast at the Annual Meeting in order to be elected to serve on the Board of Trustees.

•	Trustee Resignation Policy - Any trustee nominee who receives more votes "against" than votes "for" must submit his or her written resignation offer to the Board of Trustees.

•
Lead Trustee - We have appointed a Lead Trustee whose primary responsibilities are to preside at executive sessions of the Board of Trustees and to preside at meetings of the Board of Trustees when the Chairman is absent.

•	Independent Majority - Of the seven members of the Board of Trustees, six, or 85.7%, are independent of the Company and its officers and employees.

•	Exclusively Independent Committees - All members of the three standing committees of the Board of Trustees are independent of the Company and our officers and employees.

•
Regular Executive Sessions - The independent members of the Board of Trustees, as well as each of its three standing committees, meet regularly without the presence of any of our officers or employees.

Shareholder Right to Proxy Access

•
In 2016, we were one of the first, and in 2018 we remain one of the few, lodging REITs to provide our shareholders with a right to submit nominations for trustees for inclusion in our proxy statement if both the shareholder proponents and their trustee nominees satisfy the requirements specified in our Company’s bylaws (our “Bylaws”). This right is commonly known as “proxy access.”

•
After extensive conversations throughout 2016 with shareholders holding over 75% of the outstanding Common Shares, we adopted the “3/3/20/20” model for proxy access. A shareholder (or a group of up to 20 shareholders) owning at least 3% (0.1% for each group member) of the outstanding Common Shares for at least 3 years may submit trustee nominees (up to 20% of the Board, rounded down) for inclusion in our proxy statement by satisfying the requirements specified in our Bylaws.

Shareholder Right to Amend Bylaws

•
In 2016, we were one of the first lodging REITs to provide our shareholders with the right to amend our Bylaws by the affirmative vote of a simple majority of the Common Shares then outstanding and entitled to vote.

•
After extensive conversations throughout 2016 with shareholders holding over 75% of the outstanding Common Shares, we adopted a “3/3/20” model for bylaws amendments. A shareholder (or a group of up to 20 shareholders) owning at least 3% (0.1% for each group member) of the outstanding Common Shares for at least 3 years may propose amendments to adopt, alter or repeal our Bylaws, or to make new bylaws, for inclusion in our proxy statement by satisfying the requirements specified in our Bylaws.

•
At our 2016 annual meeting of shareholders, our shareholders overwhelmingly voted to reject a proposal by the largest union representing hotel workers in the United States (the "Union") to allow shareholders owning only a de minimis amount of the outstanding Common Shares to make binding proposals to amend our Bylaws. The Union had proposed that we amend our Bylaws to permit shareholders to make binding proposals to amend our bylaws, even if shareholder proponents have held for only one year just $2,000 worth of Common Shares, which is the equivalent of less than 0.0001% of the outstanding Common Shares. After careful consideration, the Board determined that the proposal was not in the best interests of the Company and recommended that shareholders vote against the proposal. At the 2016 annual meeting, the proposal was defeated by a shareholder vote of 46.7 million (70%) “against” and only 20.1 million (30%) “for.”

•
For our 2017 annual meeting, a major third-party proxy advisory service recommended that its clients vote in line with all of the Board’s recommendations for this annual meeting with one exception. The proxy advisory service recommended to withhold votes from four highly qualified and experienced trustee nominees, who collectively currently comprised the Company’s Nominating and Corporate Governance Committee, based solely on the advisory service’s new policy concerning binding proposals to amend bylaws despite the fact that at our 2016 annual meeting, the Company’s shareholders overwhelmingly rejected a proposal that would have satisfied the proxy advisory service’s policy, as described above. At the 2017 annual meeting, the trustee nominees who are not members of the Nominating and Corporate Governance Committee received, on average, 98% of the votes cast.  The trustee nominees who are members of the Nominating and Corporate Governance Committee received, on average, 80% of the votes cast.  Overall, the trustee nominees received, on average, 88% of the votes cast. The voting results demonstrated overwhelming support not only for all of the trustee nominees, including all of the members of the Nominating and Corporate Governance Committee, but also for the granting of the right to amend our Bylaws, which was made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee itself.

Share Ownership Guidelines

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3x for Trustees - As described further under “- Share Ownership Guidelines for Independent Trustees,” we have adopted share ownership guidelines that apply to our independent trustees. Each trustee should own shares of beneficial interest of the Company in aggregate value at least equal to three times the amount of annual compensation the trustee receives for services as one of our trustees, including any fees for service as a committee chairperson.

•
3x to 5x for Executives - As described further under “- Compensation Discussion and Analysis-Share Ownership Guidelines for Named Executive Officers,” we have adopted share ownership guidelines that apply to our named executive officers. Each of our executive officers should own shares of beneficial interest of the Company in aggregate value at least equal to the amount of the executive officer’s annual base salary: five times in the case of our Chief Executive Officer, and three times in the case of our Chief Financial Officer and our Chief Investment Officer.

Prohibition Against Hedging

•
Our insider trading policy prohibits our officers, trustees, employees and consultants and their respective family members from, among other prohibited activities, engaging in short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of insider trading laws. We prohibit our officers, trustees, employees and consultants and their respective family members from engaging in short sales of the Company’s securities and transactions in publicly traded options on the Company’s securities, such as puts, calls and other derivative securities, on an exchange or in any other market.

Compensation Clawback Policy

•
We have adopted a policy regarding the recovery of erroneously awarded compensation, also known as a clawback policy. Under the policy, if the Company is required to prepare an accounting restatement of its previously filed financial statements due to material noncompliance with any financial reporting requirement under federal securities laws, the Board of Trustees will require reimbursement or forfeiture of any incentive compensation that has been paid but that would not have been paid based on the subsequently restated financial statements. The policy requires such recoupment even if fraud, intentional misconduct or illegal behavior were not involved in such noncompliance. The policy applies to incentive compensation that is approved, awarded or granted following adoption of the policy in October 2015 and paid during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The policy is applicable to current and former executive officers of the Company and other officers and employees as may be determined by the Board of Trustees.

Prohibition on Classification of Board without Shareholder Approval - Opt-out of Classified Board Provision of Maryland’s Unsolicited Takeovers Act

•
We amended our declaration of trust to opt out of the classified board provision of Title 3, Subtitle 8 of the MGCL and prohibit the Company from opting back in to that provision without the prior approval of shareholders. Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act or MUTA. As a result of the amendment, the Board is prohibited from becoming classified under Section 3-803 of the MGCL unless a proposal to repeal that prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by the Company’s shareholders entitled to vote on the matter.

No Poison Pill

•	We have not adopted a shareholder rights plan, which is sometimes referred to as a "poison pill."

The Board of Trustees and Its Committees
The Company is managed under the direction of our seven-member Board of Trustees. Members of the Board are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Six of the trustees, or 85.7%, are independent of the Company’s officers and employees. The Board of Trustees held four meetings during 2017. Every trustee attended 100% of these meetings. Pebblebrook Hotel Trust has three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter, adopted by the Board of Trustees, has four members and is composed exclusively of independent trustees, as defined in the rules and listing qualifications of the NYSE and, with respect to the members of the Audit Committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Trustees may from time to time establish other committees to facilitate the management of the Company.
The Board of Trustees does not have a policy with respect to trustees’ attendance at annual meetings of shareholders, and, because of the routine nature of the meetings and anticipated low levels of in-person shareholder participation at the meetings, members of the Board of Trustees are not expected to attend the Annual Meeting. None of the trustees attended our annual meeting of shareholders in 2017.
We describe each of the three committees of the Board of Trustees below. The composition and leadership of its committees is set forth in the following table.

Trustee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Cydney C. Donnell	Chair	✓
Ron E. Jackson		✓	✓
Phillip M. Miller	✓		Chair
Michael J. Schall	✓	Chair
Earl E. Webb	✓		✓
Laura H. Wright		✓	✓

Audit Committee
The Audit Committee is responsible for reviewing and discussing with management and our independent public accountants our annual and quarterly financial statements, engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the performance and independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. Ms. Donnell, one of our independent trustees, chairs the Audit Committee. The Board of Trustees has determined that each of Ms. Donnell and Mr. Schall is an “audit committee financial expert” as that term is defined by the SEC. Each member of the Audit Committee is financially literate and able to read and understand fundamental financial statements. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Additionally, the Audit Committee is responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, or the Code.
The Audit Committee met a total of four times in 2017. The Board of Trustees has affirmatively determined that each member of the Audit Committee is independent as defined in Sections 303A.02 and 303A.07 of the listing standards of the NYSE and under the SEC rules for audit committees. The Audit Committee has adopted a written charter which outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.

Compensation Committee
The Compensation Committee exercises all powers delegated to it by the Board of Trustees in connection with compensation matters. In connection with those responsibilities, the Compensation Committee has the sole authority to retain and terminate compensation consultants employed by it to help evaluate the Company’s compensation programs. The Compensation Committee engaged Mercer LLC (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to the Company’s executive compensation programs for 2012 through 2015. In 2017, the Compensation Committee engaged FPL Associates L.P. ("FPL") to assist the Compensation Committee with its responsibilities related to the Company’s independent trustee compensation program and the Company's executive compensation program for 2018. The Compensation Committee determined that Mercer and FPL met the criteria for an independent consultant in accordance with SEC guidelines for such services. The Compensation Committee also has authority to grant awards under the Company’s 2009 Equity Incentive Plan, as amended and restated in 2012 (as amended, the “2009 Equity Incentive Plan”). Mr. Schall chairs the Compensation Committee.
The Compensation Committee met a total of four times in 2017. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards. The Compensation Committee has adopted a written charter which outlines certain specified responsibilities of the Compensation Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to the full Board of Trustees qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the Annual Meeting of Shareholders, making recommendations to the Board of Trustees regarding candidates to fill vacancies in the Board of Trustees, periodically preparing and submitting to the Board of Trustees for adoption the selection criteria for trustee nominees, reviewing and making recommendations on matters involving general operation of the Board of Trustees and our corporate governance and annually recommending to the Board of Trustees nominees for each committee of the Board of Trustees. In addition, this committee annually facilitates the assessment of the Board of Trustees’ performance as a whole and of the individual trustees and officers and reports thereon to the Board of Trustees. Mr. Miller chairs the Nominating and Corporate Governance Committee. In addition, Mr. Miller serves as Lead Trustee. See “—Corporate Governance Matters—Board Management and Leadership—Lead Trustee.”
The Nominating and Corporate Governance Committee met a total of four times in 2017 and at a meeting in 2018 recommended to the full Board of Trustees each of the Nominees, as presented herein. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards. The Nominating and Corporate Governance Committee has adopted a written charter which outlines certain specified responsibilities of the Nominating and Corporate Governance Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.
Majority Trustee Independence
Our Corporate Governance Guidelines require that a majority of our trustees be independent. The Board of Trustees has adopted the categorical standards prescribed by the NYSE to assist the Board of Trustees in evaluating the independence of each of the trustees. The categorical standards describe various types of relationships that could potentially exist between a trustee and the Company and sets thresholds at which such relationships would be deemed material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and the Board of Trustees determines, taking into account all facts and circumstances, that no other material relationship between the Company and the trustee exists of a type not specifically mentioned in the categorical standards, the Board of Trustees will deem such person to be independent.

Under these criteria, the Board of Trustees has determined that the following six members, or 85.7%, of the Board of Trustees are independent: Cydney C. Donnell, Ron E. Jackson, Phillip M. Miller, Michael J. Schall, Earl E. Webb and Laura H. Wright.
Trustee Compensation
Each trustee who is not an employee of, or affiliated with, the Company receives an annual retainer fee, at least half of which is paid in Common Shares. Each independent trustee may elect whether to receive a greater percentage of the annual retainer fee in Common Shares in lieu of cash. Payment of the annual retainer fee, whether in cash or Common Shares, is made in January following the year in which the trustee served on the Board of Trustees. The number of Common Shares issued is determined by dividing the dollar amount each trustee elects to receive in the form of Common Shares by the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment. Our trustees do not receive additional fees for attending meetings of the Board or its committees.
Each Chairperson of the Board's standing committees receives an additional fee, which is subject to the same cash or Common Shares election described above. New independent trustees receive a one-time grant of 2,500 restricted Common Shares, which vest ratably over three years subject to the recipient’s continued service on the Board of Trustees. Five of the current independent trustees received this one-time grant of 2,500 restricted Common Shares upon completion of our IPO on December 14, 2009, and Mr. Miller received his grant on May 6, 2011, when he joined the Board of Trustees.
The following table sets forth the compensation paid in January 2018 to our independent trustees for their service to us as trustees in 2017.

Summary of Non-Executive Trustee 2017 Compensation

Name	Fees Earned or Paid in Cash(1)	Share Awards	Total
Cydney C. Donnell	$ 155,000(2)	—	$155,000
Ron E. Jackson	$ 135,000(3)	—	$135,000
Phillip M. Miller	$ 145,000(4)	—	$145,000
Michael J. Schall	$ 150,000(5)	—	$150,000
Earl E. Webb	$ 135,000(6)	—	$135,000
Laura H. Wright	$ 135,000(7)	—	$135,000
________________

(1)
Any Common Shares paid in lieu of cash were valued at a price per share of $37.97, which was the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.

(2)	Ms. Donnell elected to receive 100% of her fee for service on the Board and as Chairperson of the Audit Committee in 2017 in the form of 4,082 Common Shares.

(3)	Mr. Jackson elected to receive 100% of his fee for service on the Board in the form of 3,556 Common Shares.

(4)	Mr. Miller elected to receive 50% of his fee for service on the Board and as Chairperson of the Nominating and Corporate Governance Committee in 2017 in the form of 1,910 Common Shares.

(5)	Mr. Schall elected to receive 100% of his fee for service on the Board and as Chairperson of the Compensation Committee in 2017 in the form of 3,951 Common Shares.

(6)	Mr. Webb elected to receive 60% of his fee for service on the Board in the form of 2,133 Common Shares.

(7)	Ms. Wright elected to receive 50% of her fee for service on the Board in the form of 1,778 Common Shares.
In February 2018, FPL prepared a report concerning the Company’s current compensation of its independent trustees as compared to that of the trustees of a peer group of 12 publicly traded REITs. The members of the peer group were Apple Hospitality REIT, Inc. ("APLE"), Chesapeake Lodging Trust "(CHSP"),

DiamondRock Hospitality Company ("DRH"), FelCor Lodging Trust Incorporated ("FCH") (acquired by RLJ Lodging Trust in August 2017), Hersha Hospitality Trust ("HT"), LaSalle Hotel Properties ("LHO"), Park Hotels & Resorts Inc. ("PK"), RLJ Lodging Trust ("RLJ"), Ryman Hospitality Properties, Inc. ("RHP"), Summit Hotel Properties, Inc. ("INN"), Sunstone Hotel Investors, Inc. ("SHO") and Xenia Hotels & Resorts, Inc. ("XHR") (collectively, the "FPL Peer Group").
The report showed that the total compensation paid to the Company’s independent trustees was in line with the 25th percentile of the FPL Peer Group. In light of the competition among public companies seeking directors or trustees who are as qualified and experienced as the members of our Board, the Compensation Committee recommended, and the Board approved, an increase in 2018 of the amount we pay as an annual retainer fee to our independent trustees for their service to us. Further, the Compensation Committee recommended, and the Board approved, no increases in the amount of additional annual compensation we pay to the chairpersons of the Board's standing committees above the amounts we paid for 2017. Therefore, for the year ending December 31, 2018, each of our independent trustees will earn for his or her service to us an annual retainer fee of $155,000, and the Chairperson of the Audit Committee, the Chairperson of the Compensation Committee and the Chairperson of the Nominating and Corporate Governance Committee will receive an additional $20,000, $15,000 and $10,000 in compensation, respectively.
Share Ownership Guidelines for Independent Trustees
The Board has established share ownership guidelines for independent trustees of the Company. The Board believes that encouraging each trustee to maintain a meaningful ownership interest in the Company relative to his or her annual fees for service as a trustee is in the best interests of the Company and its shareholders.
Pursuant to the guidelines, the Board recommends that each trustee should, within five years of joining the Board, own shares in the Company having an aggregate value equal to or greater than three times the amount of his or her total annual compensation for service on the Board, including any fees for service as a committee chairperson, in effect at the time of their joining the Board. The guidelines further provide that Common Shares, restricted Common Shares subject to time-based vesting, deferred Common Shares, if any, preferred shares of beneficial interest of the Company, $0.01 par value per share (“Preferred Shares”), units of limited partnership interest in the Company's operating partnership designated as LTIP units (“LTIP units”) and LTIP units subject to time-based vesting count toward the recommended level of share ownership. The guidelines further provide that trustees have five years from the date of any increases in annual compensation to attain the recommended level of share ownership based on the increased compensation. Under the guidelines, shares will be valued at the greater of (i) the average of their closing prices on the NYSE for the ten trading days preceding the date of determination and (ii) the price paid for the shares, or, in the case of share grants, the value or price used to determine the applicable grant. Subsequent declines in the market value of those shares will not change the Board's determination. The Board has determined that all six of our independent trustees own shares in excess of their respective recommended levels of share ownership for independent trustees.
Nomination of Trustees
Before each annual meeting of shareholders, the Nominating and Corporate Governance Committee considers the nomination of all current trustees and also considers new candidates whenever there is a vacancy on the Board of Trustees or whenever a vacancy is anticipated due to a change in the size or composition of the Board of Trustees, a retirement of a trustee or for any other reason. In addition to considering incumbent trustees, the Nominating and Corporate Governance Committee identifies trustee candidates based on recommendations from the trustees, shareholders, management and others. Although the Nominating and Corporate Governance Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating trustee candidates, no such firm was engaged in 2017.
The Nominating and Corporate Governance Committee annually evaluates the effectiveness of the Board of Trustees as a whole and of each individual trustee and identifies any areas in which the Board of Trustees would be better served by adding new members with different skills, backgrounds or areas of experience, and whether the average tenure of our trustees is appropriate for the Company. The Board of Trustees considers trustee candidates, including those nominated by shareholders, based on a number of factors including: whether the candidate will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the Board of Trustees; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties as trustees of the Company. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience, background and length of service on the Board of the trustees to assure that the Board of Trustees has the necessary composition to effectively perform its oversight function.
We do not have a formal policy about diversity of Board membership, but the Nominating and Corporate Governance Committee does consider a broad range of factors when nominating trustee candidates to the Board of Trustees, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. The Nominating and Corporate Governance Committee neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits.
The Nominating and Corporate Governance Committee will consider appropriate nominees for trustees whose names are submitted in writing by a shareholder of the Company. Trustee candidates submitted by our shareholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other trustee candidates. Nominations must be addressed to Pebblebrook Hotel Trust, 7315 Wisconsin Avenue, Suite 1100 West, Bethesda, Maryland 20814, Attn: Raymond D. Martz, Secretary, and must describe the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a trustee if elected. In order for the nominee to be considered for the next annual election of trustees and be included in the proxy statement for that election, any such written request must comply with the requirements set forth in our Bylaws and as set forth below under “Other Matters—Shareholder Proposals.”
In addition, shareholders have what is commonly known as the right to “proxy access.” A shareholder, or a group of up to 20 shareholders, owning at least 3% (0.1% for each group member) of the outstanding Common Shares continuously for at least the prior 3 years may nominate for election to the Board, and include in the Company's proxy materials for its annual meeting of shareholders, nominees representing up to 20% of the number of trustees then serving on the Board (rounding down to the closest whole number). See “Corporate Governance Matters—Shareholder Right to Proxy Access.”
Executive Sessions of Our Independent Trustees
As required by the NYSE rules, the independent trustees, or the non-management trustees, of the Board regularly meet in executive session, without members of management present. Generally, these executive sessions follow regularly scheduled meetings of the Board. In 2017, the independent trustees of the Board met in executive session four times. Our Lead Trustee, Mr. Miller, presides over executive sessions of the Board.
We have implemented procedures for interested parties, including shareholders, who wish to communicate directly with our independent trustees. We believe that providing a method for interested parties to communicate directly with our independent trustees, rather than with the full Board of Trustees, provides a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “—Communication with the Board of Trustees, Lead Trustee, Independent Trustees and the Audit Committee.”
Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Mr. Schall (Chairperson), Ms. Donnell, Mr. Jackson and Ms. Wright. None of the members of the Compensation Committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on the Board of Trustees or the Compensation Committee.

Corporate Governance Matters
Conflicts of Interest and Related Party Matters
Our Corporate Governance Guidelines, which apply to our officers, trustees and employees when such individuals are acting for or on our behalf, provide in writing that each member of the Board of Trustees will disclose any potential conflicts of interest to the Board and, if appropriate, refrain from voting on a matter in which the trustee may have a conflict of interest. Our Code of Business Conduct and Ethics, which applies to our officers, trustees and employees, requires our officers, trustees and employees to report any actual or potential conflict of interest to a supervisor, manager or other appropriate personnel. Any waiver of our Code of Business Conduct and Ethics for our executive officers or trustees may be made only by the Board of Trustees or one of the Board’s committees. We anticipate that any waivers of our Code of Business Conduct and Ethics will be posted on our website. Our Code of Business Conduct and Ethics can be found under “Corporate Governance” in the “Investor Relations” section of our website at www.pebblebrookhotels.com.
The Board of Trustees is responsible for reviewing any transactions in which an executive officer or trustee, any nominee for trustee or any immediate family member of any such person has or will have a direct or indirect material interest. Our Code of Business Conduct and Ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or trustee except under guidelines approved by the Board of Trustees. Because the facts and circumstances regarding potential conflicts are difficult to predict, the Board of Trustees has not adopted a written policy for evaluating general conflicts of interests. In the event a conflict of interest arises concerning a matter to be voted on by the Board or any of its committees, the Board of Trustees will review, among other things, the facts and circumstances of the conflict, the Company’s applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.
The Board has adopted a policy for evaluating potential conflicts of interest with respect to investments by our trustees and executive officers in hotel properties. This policy provides that our trustees and executive officers may not acquire a controlling interest or a 5% or greater equity interest in any hotel property or hotel development project without first receiving approval from our Chief Executive Officer and the Nominating and Corporate Governance Committee. The policy does not apply to investments in publicly traded securities and passive investments in private entities such as limited partnerships or limited liability companies.
Shareholder Right to Proxy Access

In 2016, we were one of the first, and in 2018 we remain one of the few, lodging REITs to provide our shareholders with a right to submit trustee nominees for inclusion in our proxy statement if both the shareholder proponents and the trustee nominees satisfy the requirements specified in our Bylaws. This right is commonly known as ‘‘proxy access.’’

After extensive conversations throughout 2016 with shareholders holding over 75% of the outstanding Common Shares, we adopted a ‘‘3/3/20/20’’ model for proxy access. A shareholder (or a group of up to 20 shareholders) owning at least 3% (0.1% for each group member) of the outstanding Common Shares for at least 3 years may submit trustee nominees (up to 20% of the Board, rounded down) for inclusion in our proxy statement by satisfying the requirements specified in Sections 11 and 12 of Article II of our Bylaws.

Shareholder Right to Amend Bylaws

In 2016, we were one of the first lodging REITs to provide our shareholders with the right to amend our Bylaws by the affirmative vote of the holders of a majority of the Common Shares then outstanding and entitled to vote.

After extensive conversations with many of our largest investors, several of whom have owned Common Shares since the IPO, we adopted a ‘‘3/3/20’’ model for bylaws amendments proposals. A shareholder (or a group of up to 20 shareholders) owning at least 3% (0.1% for each group member) of the outstanding Common Shares for at least 3 years may propose amendments to adopt, alter or repeal our Bylaws, or to make new bylaws, for inclusion in our proxy statement by satisfying the requirements specified in Sections 11 and 12 of Article II of our Bylaws.

In 2016, we were one of the first lodging REITs to provide our shareholders with the right to amend our Bylaws by the affirmative vote of a simple majority of the Common Shares then outstanding and entitled to vote.
After extensive conversations throughout 2016 with shareholders holding over 75% of the outstanding Common Shares, we adopted a “3/3/20” model for bylaws amendments. A shareholder (or a group of up to 20 shareholders) owning at least 3% (0.1% for each group member) of the outstanding Common Shares for at least 3 years may propose amendments to adopt, alter or repeal our Bylaws, or to make new bylaws, for inclusion in our proxy statement by satisfying the requirements specified in our Bylaws.

At our 2016 annual meeting of shareholders, our shareholders overwhelmingly voted to reject a proposal by the largest union representing hotel workers in the United States (the "Union") to allow shareholders owning only a de minimis amount of the outstanding Common Shares to make binding proposals to amend our Bylaws. The Union had proposed that we amend our Bylaws to permit shareholders to make binding proposals to amend our bylaws, even if shareholder proponents have held for only one year just $2,000 worth of Common Shares, which is the equivalent of less than 0.0001% of the outstanding Common Shares. After careful consideration, the Board determined that the proposal was not in the best interests of the Company and recommended that shareholders vote against the proposal. At the 2016 annual meeting, the proposal was defeated by a shareholder vote of 46.7 million (70%) “against” and only 20.1 million (30%) “for.”

For our 2017 annual meeting, a major third-party proxy advisory service recommended that its clients vote in line with all of the Board’s recommendations for this annual meeting with one exception. The proxy advisory service recommended to withhold votes from four highly qualified and experienced trustee nominees, who collectively currently comprised the Company’s Nominating and Corporate Governance Committee, based solely on the advisory service’s new policy concerning binding proposals to amend bylaws despite the fact that at our 2016 annual meeting, the Company’s shareholders overwhelmingly rejected a proposal that would have satisfied the proxy advisory service’s policy, as described above. At the 2017 annual meeting, the trustee nominees who are not members of the Nominating and Corporate Governance Committee received, on average, 98% of the votes cast.  The trustee nominees who are members of the Nominating and Corporate Governance Committee received, on average, 80% of the votes cast.  Overall, the trustee nominees received, on average, 88% of the votes cast. The voting results demonstrated overwhelming support not only for all of the trustee nominees, including all of the members of the Nominating and Corporate Governance Committee, but also for the granting of the right to amend our Bylaws, which was made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee itself.

Trustee Resignation Policy—Policy on Voting Regarding Trustees
The Company has a trustee resignation policy as part of our policy on voting procedures with respect to the election of trustees. Pursuant to the policy, in an uncontested election of trustees, any nominee who receives a greater number of votes "against" his or her election than votes "for" his or her election must, within two weeks following certification of the shareholder vote by the Company, submit a written resignation offer to the Board of Trustees for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by the Company of the shareholder vote at the election, make a recommendation to the Board of Trustees concerning the acceptance or rejection of the resignation offer.
In determining its recommendation to the Board of Trustees, the Nominating and Corporate Governance Committee will consider all factors its members deem relevant, which may include:

•	any stated reason or reasons why shareholders who cast ‘‘against’’ votes for the trustee did so;

•	the qualifications of the trustee; and

•	whether the trustee’s resignation from the Board of Trustees would be in the Company’s best interests and the best interests of our shareholders.
The Nominating and Corporate Governance Committee may also consider alternatives to acceptance or rejection of the trustee’s resignation offer as the members of the Nominating and Corporate Governance Committee deem appropriate, which may include:

•	continued service by the trustee until the next relevant meeting of shareholders;

•	rejection of the resignation offer; or

•	rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-against vote.
The Board of Trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote by the Company. In considering the recommendation, the Board of Trustees will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the Board of Trustees deems relevant. The recommendation of the Nominating and Corporate Governance Committee will not be binding on the Board. Any trustee tendering a resignation offer will not participate in the Nominating and Corporate Governance Committee or Board’s consideration of whether to accept the resignation offer. We will publicly disclose, in a Current Report on Form 8-K filed with the SEC, the decision of the Board of Trustees. The Board of Trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.
Board and Management Leadership
Lead Trustee. Mr. Miller serves as Lead Trustee in addition to serving as the Chairperson of the Nominating and Corporate Governance Committee. The Lead Trustee presides over executive sessions of the independent trustees and meetings of the full Board of Trustees when our Chairman is absent, in each case coordinating the agenda and moderating the discussion. The Lead Trustee may also, as needed, call meetings of the independent trustees and act as principal liaison between the independent trustees and our Chief Executive Officer in discussing issues from the executive sessions and other meetings of the independent trustees.

Chairman of the Board. Mr. Bortz serves as both our Chairman of the Board and our Chief Executive Officer. We believe that it is in the best interests of our Company and our shareholders for Mr. Bortz to serve as our Chairman, because of his unique insight into the Company as well as the lodging industry and his excellent reputation among institutional investors. We believe that regular meetings of independent trustees, without management present, and permitting all trustees to add items to the agenda of meetings of the Board and its committees mitigates the risk that having our Chief Executive Officer serve as our Chairman may cause management to have undue influence on the Board of Trustees.
Risk Management
The Board of Trustees takes an active and informed role in the Company’s risk management policies and strategies. At least annually, the Company’s executive officers, who are responsible for the Company’s day-to-day risk management practices, present to the Board of Trustees a comprehensive report on the material risks to the Company, including credit risks, liquidity risks, financial risks and operational risks (including cyber-related risks). At that time, the management team also reviews with the Board of Trustees the Company’s risk mitigation policies and strategies specific to each risk that is identified. If necessary, the Board of Trustees may delegate specific risk management tasks to management or a committee of the Board. Throughout the year, management monitors the Company’s risk profile and updates the Board of Trustees as new material risks are identified or the aspects of a risk previously presented to the Board materially change. The Audit Committee also actively monitors risks to the Company throughout the year, and, with the aid of management, identifies any additional risks that need to be elevated for the consideration of the full Board of Trustees. For a description of our risk management considerations with respect to compensation in particular, see ‘‘Executive Officer Compensation—Compensation Discussion and Analysis—Other Factors Considered by the Compensation Committee—Risk Management Considerations.’’
Indemnification and Limitation of Trustees’ and Officers’ Liability
Our declaration of trust authorizes us, and our Bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former trustee or officer or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.
Commitment to Sustainability
Since its first hotel acquisition, in 2010, the Company has been committed to instituting programs to reduce its hotel properties’ impact on the environment. Through the collaborative efforts of our asset management team and our hotel operators, we continue to invest in sustainability projects, utility consumption tracking and return-on-investment upgrades across our portfolio. Our emphasis on sustainability not only demonstrates our commitment to social responsibility, but also drives greater overall long-term shareholder value.
Our efforts toward reducing the Company’s carbon footprint result in significant overall savings to the hotel portfolio’s energy expenses. Following an engagement with a third-party hospitality consulting firm, which maintains energy analytics for our hotel portfolio, we determined that the Company’s investments have resulted in portfolio-wide reductions in energy consumption and in water consumption over the past three years of approximately 5% and 10%, respectively.
The Company's focus on its environmental responsibility encompasses a multitude of best practices including, but not limited to: HVAC investments, intelligent heating and cooling thermostats, lighting replacements, water-use reduction investments, kitchen ventilation improvements and plumbing fixture upgrades. Our executives are also actively involved in many industry sustainability groups, including the U.S. Green Building Council's LEED User Group: Hospitality and Venues and the Sustainability Committee of the American Hotel & Lodging Association, to help improve the hospitality industry’s awareness and adoption of sustainability practices. In addition to helping to reduce our hotels' impact on the environment, the Company’s sustainability initiatives have improved both the guest experience and the Company’s profitability.

Communication with the Board of Trustees, Lead Trustee, Independent Trustees and the Audit Committee
Any party may contact the Board of Trustees, the Lead Trustee or any independent trustee via mail at the following address:
Board of Trustees/Lead Trustee/name of independent trustee
Pebblebrook Hotel Trust
7315 Wisconsin Avenue, Suite 1100 West
Bethesda, Maryland 20814
In addition, the Audit Committee has adopted confidential, anonymous processes for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. Any party may contact the Audit Committee via mail at the following address:
Ms. Cydney C. Donnell
Chairperson, Audit Committee of Pebblebrook Hotel Trust
c/o David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219

Biographical Information Regarding Executive Officers Who Are Not Trustees

Name	Age	Background Information
Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary	47
Mr. Martz serves as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Prior to joining the Company, Mr. Martz served as Chief Financial Officer for Phillips Edison & Company, one of the largest private owners of community shopping centers in the U.S., from August 2007 until November 2009. Prior to joining Phillips Edison, Mr. Martz served as the Chief Financial Officer, Secretary and Treasurer of Eagle Hospitality Properties Trust, Inc., a NYSE-listed hotel REIT, from May 2005 until August 2007. Prior to that, Mr. Martz was employed by LaSalle Hotel Properties in a variety of finance functions from 1997 to 2005, including serving as its Treasurer from 2004 to 2005, Vice President of Finance from 2001 to 2004 and Director of Finance from 1998 to 2001. Prior to joining LaSalle Hotel Properties, Mr. Martz was an associate with Tishman Hotel Corporation from 1995 through 1997, focusing on a variety of areas including asset management and development. From 1994 to 1995, he served in several hotel operations roles at Orient Hotel Group, a private owner and operator of hotels. Mr. Martz is the co-chairperson of the Financial Management Committee of the American Hotel & Lodging Association and is a founding member of the LEED User Group: Hospitality and Venues of the U.S. Green Building Council. Mr. Martz received a B.S. from the School of Hotel Administration at Cornell University in 1993 and an M.B.A. from Columbia University in 2002.

Thomas C. Fisher Executive Vice President and Chief Investment Officer	47
Mr. Fisher serves as our Executive Vice President and Chief Investment Officer. Prior to joining the Company, Mr. Fisher served as Managing Director—Americas for Jones Lang LaSalle Hotels, one of the world’s leading hotel investment services firms. Mr. Fisher joined Jones Lang LaSalle Hotels in 1996 and served in a variety of roles, including his most recent position as Managing Director, leading the national full-service investment sales platform. Prior to joining Jones Lang LaSalle Hotels, Mr. Fisher was an Associate with The Harlan Company from 1994 to early 1996, an investment banking boutique in New York City where he focused on commercial real estate investment services including investment sales, capital raises and tenant representation. Prior to joining The Harlan Company, Mr. Fisher was a Real Estate Analyst in the corporate office of the Prudential Realty Group, where he worked on general account investments covering multiple property types including hotel, office and retail. Mr. Fisher received a B.S. with Distinction from the School of Hotel Administration at Cornell University in 1993. Mr. Fisher is a member of the Leadership Committee of the Urban Land Institute’s Hotel Development Council.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Trustees of the Company has selected the accounting firm of KPMG LLP (“KPMG”) to serve as the independent registered public accountants of the Company for the year ending December 31, 2018, and the Board of Trustees is asking shareholders to ratify this appointment. Although current laws, rules and regulations, as well as the Audit Committee charter, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Trustees considers the appointment of the independent auditor to be an important matter for shareholders and is submitting the appointment of KPMG for ratification by shareholders as a matter of good corporate practice. KPMG has served as the Company’s independent registered public accountants since the Company’s formation in October 2009 and is considered by management of the Company to be well qualified.
Fee Disclosure
The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the years ended December 31, 2017 and 2016:

	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fees	$723,900	$829,000
Audit-Related Fees	—	—
Tax Fees	427,463	363,661
All Other Fees	—	—
Total	$1,151,363	$1,192,661

Audit Fees
“Audit Fees” consist of fees and expenses billed for professional services rendered to audit financial statements, assess effectiveness of internal control over financial reporting, review interim consolidated financial statements, review registration statements and prepare comfort letters, services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
‘‘Audit-Related Fees’’ consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not ‘‘Audit Fees.’’
Tax Fees
‘‘Tax Fees’’ consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
All Other Fees
‘‘All Other Fees’’ consist of fees and expenses for products and services that are not ‘‘Audit Fees,’’ ‘‘Audit-Related Fees’’ or ‘‘Tax Fees.’’

Pre-Approval Policy
All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. All of the fees paid to KPMG that are described above were approved by the Board.
We expect that a representative of KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
The Audit Committee has considered whether, and has determined that, the provision by KPMG of the services described under ‘‘Audit-Related Fees,’’ ‘‘Tax Fees’’ and ‘‘Other Fees’’ is compatible with maintaining KPMG’s independence from management and the Company.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.
AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees, in accordance with the Audit Committee charter. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the Company’s year-end earnings release.
The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accountants the auditors’ independence and the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board (‘‘PCAOB’’), and discussed and received the written disclosures and the letter from the independent registered public accountants required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence.
The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee met four times in 2017 with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held meetings with management prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q with the SEC and the release to the public of the Company's quarterly earnings, and reviewed and discussed with management the Company’s Quarterly Reports on Form 10-Q and its quarterly earnings releases.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.
The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a REIT under Sections 856-860 of the Code.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact ‘‘independent.’’
The Audit Committee has adopted a written charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE.
Each member of the Audit Committee is independent as defined by the NYSE listing standards and each member is financially literate. The Board of Trustees has identified each of Ms. Donnell and Mr. Schall as an ‘‘audit committee financial expert’’ within the meaning of the SEC rules.
Submitted by the Audit Committee of the Board of Trustees
Cydney C. Donnell (Chairperson)
Phillip M. Miller
Michael J. Schall
Earl E. Webb

PROPOSAL 3: APPROVAL, BY ADVISORY AND NON-BINDING VOTE,
OF EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, and as previously reported, the Board has determined that we will hold annually a non-binding, advisory vote on the compensation paid to our named executive officers.
Accordingly, we are asking our shareholders to approve, in an advisory and non-binding vote, the following resolution in respect of this Proposal 3:
“NOW, THEREFORE, BE IT RESOLVED, that the shareholders approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement relating to the Company’s 2018 Annual Meeting of Shareholders.”
This vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider that vote and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Compensation Committee has developed and maintained a compensation program that is intended to reward performance and encourage actions that drive success in our business objectives. As described in more detail under “Executive Officer Compensation,” the Company’s primary objective is to deliver attractive, risk-adjusted long-term total returns to shareholders through appreciation in the value of Common Shares and by providing income to shareholders through distributions from distributable cash flow. The Company’s compensation philosophy and structure for our senior executives is designed to achieve these objectives.
Compensation should reinforce business objectives and Company values. The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals approved by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.
Executive officers should be retained and motivated. The primary purpose of the Company’s executive compensation program is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing them financial incentives and economic security.
A significant percentage of compensation for executive officers should be based on performance. Performance-based pay aligns the interests of management with those of the Company’s shareholders by motivating and rewarding individual efforts and Company success. We provide performance-based pay in the form of equity awards that may vest based on actual results of certain metrics at the end of multi-year measurement periods and cash bonus arrangements that may pay out based on actual results of certain metrics after a one-year measurement period. For 2017, approximately 54% to 61% of the executive officers’ target total compensation was linked to achievement of the Company’s objectives and performance. In terms of actual total compensation for 2017, approximately 54% to 61% was linked to achievement of the Company’s objectives and performance. For 2018, approximately 55% to 61% of the executive officers’ target total compensation is at risk based on both absolute and relative performance over one- and three-year measurement periods.
Compensation should align interests of executive officers with those of shareholders. The Company seeks to align these interests by providing that a significant portion of executive officers’ compensation takes the form of Common Shares and LTIP units. Through share ownership guidelines for executive officers, grants of restricted Common Shares and LTIP units that vest over a period of years and grants of performance-based equity awards, the value of the executive officers’ total compensation should increase as total returns to shareholders increase. Moreover, the Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term career contributions to the Company.
Compensation should be competitive. To attract and reduce the risk of losing the services of valuable executive officers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of the Company’s compensation to its executive officers by comparison to compensation of executive officers at certain other public companies.
For 2017, executive compensation consisted of three main components: (i) annual cash base salaries; (ii) annual cash incentive bonuses based on performance against the one-year management business objectives established at the beginning of the year; and (iii) two forms of long-term equity-based compensation—40% as restricted share awards subject to time-based vesting provisions over a three-year period and 60% as performance-based equity awards subject to performance-based vesting provisions over a three-year performance period. We discuss each of these three components in more detail under ‘‘Compensation Discussion and Analysis.”

For 2018, after considering the findings provided by FPL regarding the compensation levels of executive officers of the FPL Peer Group (as described in more detail under "Compensation Discussion and Analysis"), the Compensation Committee and the Board decided not to increase the annual base salary or target cash incentive bonus of any of the named executive officers, having determined, among other things, that the 2017 amounts are in line with those of the Company's peers and sufficient as part of the target compensation to retain and motivate each executive officer.
The findings provided by FPL also found that the aggregate target total remuneration of our named executive officers for 2017 was in the 8th percentile of the FPL Peer Group:
Source: FPL Report (data from 2017 proxy filings and/or other relevant public documents; information for FCH (FelCor Lodging Trust) as of August 31, 2017, the date on which it was acquired by RLJ (RLJ Lodging Trust))
We believe that the Compensation Committee has developed a compensation program for our named executive officers that motivates outstanding performance and rewards behavior that aligns management’s interest with those of shareholders.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement (‘‘CD&A”) with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Trustees (and the Board of Trustees has approved) that the CD&A be included in the Company’s Proxy Statement on Schedule 14A prepared in connection with the Annual Meeting.
Submitted by the Compensation Committee of the Board of Trustees
Michael J. Schall (Chairperson)
Cydney C. Donnell
Ron E. Jackson
Laura H. Wright
EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
Overview
The Company’s primary objective is to deliver attractive long-term total returns to shareholders through appreciation in the value of Common Shares and by providing income to shareholders through distributions from distributable cash flow. To do so, the Company seeks to enhance the return from, and the value of, the hotels in which it invests. We have established a compensation philosophy and structure for our three named executive officers that are designed to achieve these objectives. Our named executive officers are: Jon E. Bortz, Chairman, President and Chief Executive Officer; Raymond D. Martz, Executive Vice President, Chief Financial Officer, Treasurer and Secretary; and Thomas C. Fisher, Executive Vice President and Chief Investment Officer.
The Company was formed in October 2009, completed its IPO in December 2009 and, as of December 31, 2017, owned 28 hotel properties. As the Company has matured, we have modified our executive compensation accordingly, to continue to provide appropriate incentives to management and alignment with shareholders' interest. The Compensation Committee engaged Mercer, an independent compensation consulting firm, to assist the Compensation Committee with its responsibilities related to the Company’s executive officer compensation programs for 2012 through 2015. The Compensation Committee did not retain an independent compensation consulting firm to evaluate and make recommendations for the Company's compensation programs for 2016 or 2017, having determined that the Company and the compensation program had sufficiently matured not to require a consultant’s services for those years. In 2017, the Compensation Committee engaged FPL to assist the Compensation Committee with its responsibilities related to the Company’s independent trustee compensation program and the Company's executive compensation program for 2018. The Compensation Committee determined that Mercer and FPL met the criteria for an independent consultant in accordance with SEC guidelines for such services.

The following table summarizes the primary components and rationale of our compensation philosophy and the pay elements that support that philosophy.

Philosophy Component	Rationale/Commentary	Pay Element
Compensation should reinforce business objectives and Company values

The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the corporate performance goals and objectives designed by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.

All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits, change in control severance agreements)
Our executive officers should be retained and motivated

The primary purpose of the Company’s executive compensation program is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing them financial incentives and economic security.

All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits, change in control severance agreements)

Philosophy Component	Rationale/Commentary	Pay Element
A significant percentage of compensation for executive officers should be based on performance

Performance-based pay aligns the interests of management with those of the Company's shareholders by motivating and rewarding individual efforts and Company success. We provide performance-based pay in the form of equity awards that may vest based on actual results of certain metrics at the end of multi-year measurement periods and cash bonus arrangements that may pay out based on actual results of certain metrics after a one-year measurement period. Generally, the performance-based percentage of compensation increases as performance improves and decreases as performance declines. If the Company fails to achieve its corporate objectives, has poor relative performance and/or poor total shareholder returns, the executive officers will receive reduced incentive compensation, reduced total compensation and lower value creation through ownership of Common Shares or LTIP units. The executive officers have an opportunity, in the event of superior achievement of corporate objectives, relative performance or outstanding total shareholder returns, to earn larger overall compensation packages and increased value creation through ownership of Common Shares or LTIP units. For 2017, target performance-based compensation (target cash incentive bonus plus target performance-based equity) comprised between 54% and 61% of the target total compensation for the Company's named executive officers. In terms of actual total compensation for 2017, approximately 54% to 61% was linked to achievement of the Company's objectives and performance. For 2018, a significant portion of the executives' target compensation is also at risk based on both absolute and relative performance over one- and three-year measurement periods: target cash incentive bonus plus target performance-based equity comprises between 55% and 61% of the target total compensation for the Company's named executive officers.
Merit salary increases, annual cash incentive bonuses and equity incentive compensation (performance-based equity grants)

Philosophy Component	Rationale/Commentary	Pay Element
Compensation should align interests of executive officers with those of shareholders
The Company seeks to align the interests of its executive officers with those of the Company's shareholders by providing that a significant portion of executive officers' compensation take the form of Common Shares. In addition, the Company seeks to align these interests by awarding performance-based equity and annual cash incentive bonuses that may be earned based on performance measures that are designed to drive results that are good for the Company and, consequently, our shareholders. Through share ownership guidelines for executive officers, grants of restricted Common Shares and LTIP units that vest over a period of years and performance-based equity awards that vest, if ever, in the form of Common Shares, the value of the executive officers' total compensation should increase as total returns to shareholders increase. The Company expects the value of these elements as a percentage of each executive officer's annual base salary to motivate executive officers to continually improve performance of the Company and create value for the Company over the long-term. The Company's executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company's competitive position within the industry and each executive's long-term career contributions to the Company.
Equity incentive compensation (time- and performance-based equity grants) and annual cash incentive bonuses
Compensation should be competitive

To attract and reduce the risk of losing the services of valuable executive officers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of the Company’s compensation to its executive officers by comparison to compensation of executive officers at similar public companies.
All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits, severance agreements)
Role of the Compensation Committee
The Compensation Committee determines compensation for Messrs. Bortz, Martz and Fisher, our named executive officers. The Compensation Committee consists of Mr. Schall (Chairperson), Ms. Donnell, Mr. Jackson and Ms. Wright, four of the Board’s independent trustees. The Compensation Committee exercises independent discretion in respect of executive compensation matters, including the retention or termination of any compensation consultant. Although the Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, it may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for our named executive officers. As part of the executive compensation determination process, the Compensation Committee seeks input from the trustees who are not on the Compensation Committee and the Chief Executive Officer, whose recommendations are evaluated along with all other compensation data gathered by the Compensation Committee.
Within the first two months of each year, a list of management business objectives (‘‘MBOs”) for the named executive officers is prepared for that year and each named executive officer’s actual annual cash incentive bonus (discussed below) is later determined based on performance against the MBOs. MBOs may vary from year to year and may consist of matters such as achievement of specified financial performance at individual hotels or the portfolio overall; success in the pursuit of new hotel investments or hotel divestments; achievement of particular business operating goals, such as asset management initiatives, renovations or repositioning of hotels; development and maintenance of compliance programs; and development of strategic plans. MBOs focus, in part, on enhancing the return from, and value of, the Company’s hotels. Each year’s proposed MBOs are reviewed by the Compensation Committee, which may modify the proposed MBOs. The final MBOs are approved by the Compensation Committee and the Board of Trustees. On a quarterly basis, the executive officers provide the Compensation Committee and the Board of Trustees status reports on progress toward achieving the MBOs.
In February 2017, the Company prepared a report for the Compensation Committee to assess the competitiveness of the Company’s compensation levels for the Chief Executive Officer, the Chief Financial Officer and the Chief Investment Officer. The report consisted of information and an analysis of the compensation programs of a peer group of 11 publicly traded REITs, comparing the Company's compensation of the named executive officers to that of officers at comparable levels of those companies. The 11 REITs whose information was included in the report were lodging REITs (Ashford Hospitality Trust, Inc., Chesapeake Lodging Trust, DiamondRock Hospitality Company, FelCor Lodging Trust Incorporated, Hersha Hospitality Trust, LaSalle Hotel Properties, RLJ Lodging Trust, Ryman Hospitality Properties, Inc. and Sunstone Hotel Investors, Inc.) and non-lodging REITs (EPR Properties and Washington Prime Group Inc. (formerly WP Glimcher Inc.)).

Taking this information and analysis into consideration, in February 2017, the Compensation Committee and the Board determined the compensation program for fiscal year 2017 for the named executive officers. In determining the program, the Compensation Committee and the Board also considered the experience of the named executive officers, the executives’ and the Company’s previous results and the Company’s goals for 2017 and beyond. Company objectives for 2017 were reviewed by the Chairperson of the Compensation Committee and were then discussed, finalized and approved by the Compensation Committee and the Board. The MBOs for 2017 included: the Company’s achievement of relative growth in comparable hotel-level EBITDA measured against the average growth in the same measure of a group of six peer lodging REITs; achievement of growth in Adjusted FFO per Common Share measured against the same measure per share provided in the Company's budget; achievement of growth in the Company's RevPar penetration index compared to the competitive sets for the Company's portfolio; identification of annualized hotel-level EBITDA improvements; and achievements of particular business goals, such as asset management initiatives, acquisition/disposition goals, financing/refinancing goals and internal controls and compliance. The objectives were structured to focus the executives, in part, on enhancing the return from, and value of, the Company’s hotels. The six peer lodging REITs are Chesapeake Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Sunstone Hotel Investors, Inc. and Xenia Hotels & Resorts, Inc., and we refer to them collectively as the ‘‘2017 Peer Group.” As noted below, for the compensation program for 2018, Park Hotels & Resorts Inc., which became a public lodging REIT upon its spin-off from Hilton Worldwide Holdings Inc. in 2017, was added to this group of companies for purposes of defining the 2018 Peer Group.

The compensation program for fiscal year 2018 for the named executive officers was determined by the Compensation Committee and the Board in February 2018, taking into consideration the results of the peer-group comparison report that FPL provided to the Compensation Committee (as discussed further below). The Compensation Committee considered the comparison and also took into consideration the experience of the named executive officers, the executives’ and the Company’s previous results and the Company’s goals for 2018 and beyond. Company objectives for 2018 were reviewed by the Chairperson of the Compensation Committee and were then discussed, finalized and approved by the Compensation Committee and the Board. The MBOs for 2018 include: the Company’s achievement of relative growth in comparable hotel-level EBITDA measured against the average growth in the same measure of the 2017 Peer Group; achievement of growth in Adjusted FFO per Common Share measured against the same measure per share provided in the Company's budget; achievement of growth in the Company's RevPar penetration index compared to the competitive sets for the Company's portfolio; identification of annualized hotel-level EBITDA improvements; and achievements of particular business goals, such as asset management initiatives, acquisition/disposition goals, financing/refinancing goals and internal controls and compliance. The objectives were structured to focus the executives, in part, on enhancing the return from, and value of, the Company’s hotels.

Shareholder Advisory Votes Regarding Executive Compensation. The Compensation Committee also considers the results of the Company’s most recent shareholder advisory votes on executive compensation when evaluating the Company's compensation program and considering changes to the program. At the 2017 Annual Meeting, the Company’s shareholders voted overwhelmingly in favor of the compensation of our named executive officers: approximately 97% of the votes cast were in favor of the program. In light of this result, the Compensation Committee decided to continue to include in the 2018 executive compensation program all of the features of the compensation program previously approved by the Company’s shareholders. At the 2017 Annual Meeting, the company's shareholders also voted in favor of holding a non-binding shareholder vote to approve the compensation of our named executive officers every year. In light of this result, the Board determined that future shareholder advisory votes on executive compensation will be submitted to shareholders of the Company annually until the next required advisory vote on the frequency of conducting advisory votes on executive compensation, which will occur not later than our 2023 annual meeting of shareholders.
Components and Criteria of Executive Compensation
The Compensation Committee and the Board have determined that executive compensation should consist of: (i) annual cash base salaries; (ii) cash incentive bonuses based on performance against the one-year management business objectives established at the beginning of the year; and (iii) two forms of long-term equity-based compensation—40% as restricted share awards subject to time-based vesting provisions over a three-year period and 60% as performance-based equity awards subject to performance-based vesting provisions over a three-year performance period. The Compensation Committee and the Board have structured the current program so that a significant portion of each named executive officer’s overall compensation: (i) is earned and paid over a period of more than one year; (ii) depends on the Company’s performance relative to that of peer lodging and similarly sized REITs; (iii) is, at target levels of compensation, measured against total target compensation paid by peer lodging REITs; and (iv) depends on the Company’s total absolute and relative shareholder returns and other absolute and relative performance measurements. In this compensation framework, if the Company has poor relative performance and/or poor total shareholder returns, the named executive officers could receive incentive compensation below established target amounts (potentially as low as zero) and lower total compensation. In return, the named executive officers should have an opportunity, in the event of superior relative performance and superior total shareholder returns, to earn overall compensation packages significantly greater than established target amounts.
In February 2017, the Compensation Committee and the Board determined that executive compensation for fiscal year 2017 would consist of the same components as in 2016: (i) annual cash base salaries; (ii) annual cash incentive bonuses based on performance against the MBOs established at the beginning of the year; and (iii) two forms of long-term equity-based compensation—40% as restricted share awards subject to time-based vesting provisions over a three-year period and 60% as performance-based equity awards subject to performance-based vesting provisions over a three-year performance period. Pursuant to the performance-based vesting provisions, the performance-based equity awards will vest after January 1, 2020 only if certain performance objectives are achieved. The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2017 as determined by the Compensation Committee and the Board in February 2017.

	Components of 2017 Target Compensation(1) as a Percentage of Total 2017 Target Compensation
	Base Salary	Target Cash Incentive Bonus	Target Equity-based Compensation(2)
Chief Executive Officer	20%	32%	48%
Chief Financial Officer	27%	26%	47%
Chief Investment Officer	27%	26%	47%

(1)	See the Summary Compensation Table located elsewhere in this Proxy Statement for information about actual 2017 compensation paid to our named executive officers for 2017.

(2)
Percentages include awards in February 2017 of time-based restricted Common Shares and performance-based equity, which comprised 40% and 60%, respectively, of the target equity-based compensation amount, respectively.

In February 2018, FPL prepared a report (the "FPL Report") for the Compensation Committee to assess the competitiveness of the Company’s current compensation levels for the Chief Executive Officer, the Chief Financial Officer and the Chief Investment Officer. FPL compared the Company’s compensation of the named executive officers to the same officer levels of a peer group of 12 publicly-traded lodging REITs that were selected because their asset focus, equity market capitalization, total capitalization, number of employees and geography were comparable to ours: Apple Hospitality REIT, Inc. ("APLE"), Chesapeake Lodging Trust ("CHSP"), DiamondRock Hospitality Company ("DRH"), FelCor Lodging Trust Incorporated ("FCH") (acquired by RLJ Lodging Trust in August 2017), Hersha Hospitality Trust ("HT"), LaSalle Hotel Properties ("LHO"), Park Hotels & Resorts Inc. ("PK"), RLJ Lodging Trust ("RLJ"), Ryman Hospitality Properties, Inc. ("RHP"), Summit Hotel Properties, Inc. ("INN"), Sunstone Hotel Investors, Inc. ("SHO") and Xenia Hotels & Resorts, Inc. ("XHR") (collectively, the "FPL Peer Group"). The FPL Report included the following compensation components for the executive officers of the peer group companies: (i) base salary (data from 2017), (ii) actual annual incentive (data for 2016), (iii) actual total annual cash compensation (sum of (i) and (ii)), (iv) target bonus (data from 2017), (v) target total annual cash compensation (sum of (i) and (iv)), (vi) target long-term incentive (data from 2017) and (vii) target total remuneration (sum of (v) and (vi)).
Among other things, the FPL Report found that our components of target compensation were weighted less heavily toward equity when compared to the target compensation components of the FPL Peer Group, and, as shown in the following chart, that the aggregate target total remuneration of our named executive officers for 2017 ranked 11th (in the 8th percentile) of the 12 companies in the FPL Peer Group:
Source: FPL Report (data from 2017 proxy filings and/or other relevant public documents; information for FCH (FelCor Lodging Trust) as of August 31, 2017, the date on which it was acquired by RLJ (RLJ Lodging Trust))

The FPL Report also found that among chief financial officers of the FPL Peer Group, Mr. Martz's total target remuneration was in the 27th percentile of the FPL Peer Group, and that among chief executive officers of the FPL Peer Group, Mr. Bortz had the second-lowest target total remuneration (in the 4th percentile), as shown in the following chart:
Source: FPL Report (data from 2017 proxy filings and/or other relevant public documents; information not available for PK or RLJ)
For 2018, the Compensation Committee and the Board determined that executive compensation would consist of the same components that comprised the 2017 compensation program as described above and, taking into consideration the findings of the FPL Report, determined that target equity-based compensation should be increased as a percentage of the total target compensation. Pursuant to the performance-based vesting provisions, the performance-based equity awards will vest on or after January 1, 2021, only if certain performance objectives are achieved. The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2018 as determined by the Compensation Committee and the Board in February 2018.

	Components of 2018 Target Compensation as a Percentage of Total 2018 Target Compensation(1)
	Base Salary	Target Cash Incentive Bonus	Target Equity-based Compensation(2)
Chief Executive Officer	18%	29%	53%
Chief Financial Officer	24%	23%	52%
Chief Investment Officer	24%	23%	52%

(1)	Percentages may not total 100% due to rounding.

(2)
Percentages include awards in February 2018 of time-based restricted Common Shares and performance-based equity, which comprise 40% and 60%, respectively, of the target equity-based compensation amount, respectively.

The following narrative discusses the components of fiscal year 2017 and 2018 compensation.
Base Salary
Base salary is the only predictable form of annual cash compensation to our named executive officers and for that reason the Compensation Committee believes base salary is an important element of total compensation. The Compensation Committee believes that base salary should be commensurate with each named executive officer’s position and experience, responsibility and accountability, subject to annual adjustments based on market conditions, peer group compensation, size and scope of the Company’s operations and individual contributions and performance.
For 2017 and 2018, the base salary of each of our named executive officers was based on the following qualitative and quantitative factors:

•	an amount considered necessary to retain the named executive officer;

•	an assessment of the scope of the named executive officer’s responsibilities, leadership and individual role within the executive management team;

•	the named executive officer’s reputation and experience in the lodging industry;

•	the competitive market compensation paid to executive officers in similar positions at peer REITs; and

•	the operating history, size and age of the Company.
The Compensation Committee annually reviews the individual responsibilities and leadership attributes of each named executive officer. The Compensation Committee’s review includes its evaluation of each named executive officer’s role and contributions to the Company during the last year. Among other matters, the Compensation Committee considers the performance of employees managed by the named executive officers, the asset management strategies proposed or implemented by the named executive officer to improve hotel property performance, the status of the Company’s hotel property acquisition and disposition activities, the Company’s execution on short- and long-term strategic initiatives for which the named executive officer is responsible and the Company’s compliance with applicable laws and regulations to the extent within the named executive officer’s responsibility.
In addition, the Compensation Committee measures a named executive officer’s performance by his contributions with respect to the Company’s MBOs, which, as described above, are reviewed and approved by the Compensation Committee and the Board each year. Quarterly progress reports with respect to the MBOs provide the Compensation Committee with a regular update on the performance of the named executive officers. As noted elsewhere in this Proxy Statement, MBOs are primarily used to determine the annual cash incentive bonus, but MBOs can also influence the Compensation Committee’s determination of base salaries.
The Compensation Committee’s review of a named executive officer’s role and contribution to the Company includes the observations of the Chief Executive Officer with respect to the performance of the other named executive officers, especially as to day-to-day responsibilities and intra-company leadership qualities and growth.
With respect to each named executive officer’s expertise and experience within the industry, the Compensation Committee considers involvement in industry or trade groups such as Nareit and reputation in the institutional investor community, as well as awards or other recognition by industry or trade groups or other industry participants.
The 2017 annual base salaries for the named executive officers are provided in the Summary Compensation Table located elsewhere in this Proxy Statement. For 2018, after considering the FPL Report's findings regarding the compensation levels of executive officers of the FPL Peer Group, the Compensation Committee and the Board

decided not to increase the annual base salary of any of the named executive officers, having determined, among other things, that the current amounts are in line with those of the Company's peers and sufficient as part of the target compensation to retain and motivate each executive officer. As a result, the Compensation Committee and the Board approved annual base salaries for 2018 for Messrs. Bortz, Martz and Fisher at the same levels, without increase, as approved for 2017: of $750,000, $450,000 and $450,000, respectively.
Annual Cash Incentive Bonus
The Compensation Committee emphasizes the importance of incentive cash compensation (the annual cash incentive bonus program) as a component of total compensation for the named executive officers. The Company believes this component of the Company’s compensation program is an investment in high-quality, successful employees who can improve the operational performance of the Company’s hotels and generate new business and transaction opportunities that create value for shareholders.
The annual cash incentive bonus program is intended to compensate our named executive officers for achieving our annual goals at both the corporate and hotel property levels, as well as for implementing long-term plans and strategies. However, we do not guarantee any bonuses and actual amounts paid may range from 0% to 200% of the target amounts. In 2017, the target annual cash incentive bonuses were established based on MBOs described below as the 2017 Annual Objectives. The actual cash incentive bonus for 2017 was paid in the first quarter of 2018, after audited financial statements for 2017 for the Company and the data required to calculate performance against all of the MBOs became available, and when the Compensation Committee, after consultation with the Chief Executive Officer, determined the percentage above, at or below the target cash incentive bonuses the named executive officers should receive based upon the Company’s achievement of the approved MBOs.
For each executive, the 2017 target cash incentive bonus was contingent on the Company meeting the target levels of certain MBOs established by the Board (the “2017 Annual Objectives”), which were set in February 2017 and were designed to align the incentives of the Company’s employees and management with the interests of the Company’s shareholders. The actual amount of cash bonus that was paid in 2018 for performance in 2017 depended on the Company’s performance against the 2017 Annual Objectives and could have been as little as 0% and as much as 200% of the target cash incentive bonus. The Company does not guarantee any bonus.
There were five 2017 Annual Objectives:

•
30% of the target bonus, subject to a maximum of 90%, was based on the percentage growth of the Company's comparable hotel-level EBITDA from December 31, 2016 to December 31, 2017 compared to the average percentage growth in the same measure for the 2017 Peer Group (the "2017 EBITDA Growth Objective");

•
20%, subject to a maximum of 60%, was based on the growth of the Company's Adjusted FFO per Common Share from December 31, 2016 to December 31, 2017 compared to the same measure per share provided in the Company's budget (the "2017 Adjusted FFO per Share Objective");

•
20%, subject to a maximum of 60%, was based on the growth in the Company's RevPAR penetration index from December 31, 2016 to December 31, 2017 compared to the competitive sets for the Company's hotel properties portfolio (the "2017 RevPAR Penetration Objective");

•
10%, subject to a maximum of 20%, was based on the amount of annualized hotel-level EBITDA improvements that can be made based on asset management enhancements identified during 2017 (the "2017 Asset Management Objective"); and

•
20%, subject to a maximum of 40%, was based on the degree to which particular business objectives, including asset management initiatives, acquisition/disposition goals, corporate finance and balance sheet goals and internal controls and compliance, are executed and met (the "2017 Operating Objective").

The level of performance against each of the 2017 Annual Objectives was measured relative to a target and was subject to a maximum and minimum, each of which varied by objective, as shown in the following table:

2017 Annual Objectives		Minimum(1) % of Target Bonus	Decrease Increment	Target Performance and % of Target Bonus	Increase Increment	Maximum % of Target Bonus

2017 EBITDA Growth	Performance (relative to Target Performance)		For every 100 basis points (“bps”) below target	EBITDA Growth = Peer-Group Average	For every 100 bps above target
	Payout Level (% of Target Bonus)	0%	700 bps less	30%	700 bps more	90%

2017 Adjusted FFO per Share	Performance (relative to Target Performance)		For every $0.0125 below target	Adjusted FFO = Budgeted Amount	For every $0.0125 above target
	Payout Level (% of Target Bonus)	0%	100 bps less	20%	100 bps more	60%

2017 RevPAR Penetration	Performance (relative to Target Performance)		For every 15 bps below target	150 bps increase in RevPAR Penetration	For every 15 bps above target
	Payout Level (% of Target Bonus)	0%	200 bps less	20%	200 bps more	60%

2017 Asset Manage-ment	Performance (relative to Target Performance)	≤ $0.5 M identified		$1.5 M identified		≥ $2.0 M identified
	Payout Level (% of Target Bonus)	0%		10%		20%

2017 Operating	Performance (Five-point scale – assessed by Board)	1	2	3	4	5
	Payout Level (% of Target Bonus)	0%	10%	20%	30%	40%

Aggregate (as percent of Target Bonus)		0%		100%		200%
__________________

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective, and the minimum payout level for all performance objectives in the aggregate is zero.

Regardless of the Company’s actual performance against one or more of the components of the 2017 Annual Objectives, no executive officer would have received more than a maximum of 200% of his target cash incentive bonus for an annual cash bonus incentive award. In addition, each 2017 Annual Objective had a maximum cap on the percentage of the target cash incentive bonus that the executive officers could have earned: 90%, 60%, 60%, 20% and 40% in the case of the 2017 EBITDA Growth Objective, the 2017 Adjusted FFO per Share

Objective, the 2017 RevPAR Penetration Objective, the 2017 Asset Management Objective and the 2017 Operating Objective, respectively.
For 2017, the Company’s actual performance against each of the 2017 Annual Objectives was as follows:

2017 Annual Objective	Actual Performance	% of Target Bonus Achieved
2017 EBITDA Growth	420 bps below target	0.0%
2017 Adjusted FFO per Share	$0.21 above target	36.8%
2017 RevPAR Penetration	219 bps below target	0.0%
2017 Asset Management	≥ $2.0M annualized savings	20.0%
2017 Operating	3.1 out of 5	20.1%
Total		76.9%
The Company’s performance relative to the 2017 Annual Objectives resulted in a formula-based achievement level of 76.9% of target. In early 2018, after taking into account the following particular areas of achievement and the fact that in both 2015 and 2016 the Compensation Committee had reduced the payout percentage relative to the formula-based level achieved, the Company paid each named executive officers actual cash incentive and discretionary cash bonuses of 76.9% and 23.1%, respectively, of his target cash incentive bonus for 2017, for a total of 100% of target:

•	Generated Adjusted FFO per share significantly above forecast, despite the significant impact from storm damage caused by Hurricane Irma.

•
Generated better than expected hotel-level EBITDA growth, despite the closing of the Moscone Convention Center, which negatively impacted the Company’s hotels in San Francisco, as well as the disruption caused by several significant renovation and redevelopment projects and Hurricane Irma.

•	Identified $2.0 million of hotel-level EBITDA enhancements at the hotel operating level.

•
Made strategic use of the Company's share repurchase program, repurchasing approximately 3.25 million common shares at a weighted-average price of $28.77 per share, which is 19% lower than the closing price as of April 20, 2018, $35.66 per share.

•
Generated the highest total shareholder return of all public lodging REITs and was one of the best performing REITs during 2017. The Company’s total shareholder return of 30.7% in 2017 was significantly above the Bloomberg Hotel REIT Index return of 7.4% for the same period.

•	Successfully executed on several objectives that also enhanced shareholder value, including completion of:

◦	three significant, comprehensive hotel property renovations, including Hotel Palomar Beverly Hills, Revere Hotel Boston Common and Hotel Zoe Fisherman’s Wharf (formerly the Tuscan Inn);

◦	two property dispositions for sale prices aggregating $210 million; and

◦
a refinancing and extension of the Company’s $450 million unsecured credit facility and $300 million of existing term loans, which resulted in reduced interest expenses and improved business terms for the Company.

•
Maintained and strengthened financial controls and risk management: the audit of our internal controls and procedures again found no material weaknesses and no significant deficiencies, as set forth in the audit reports filed as part of our Annual Report on Form 10-K for the year ended December 31, 2017.

As a result, Mr. Bortz's aggregate cash bonus was $1,203,750 and Messrs. Martz and Fisher each received $428,000.
For 2018, after considering the FPL Report's findings regarding the compensation levels of executive officers of the FPL Peer Group, the Compensation Committee and the Board decided not to increase the amounts of target cash incentive bonus for any of the named executive officers, having determined, among other things, that the current amounts are in line with those of the Company's peers and sufficient as part of the target compensation to retain and motivate each executive officer. As a result, and as done with the annual base salary of the named executive officers, the Compensation Committee and the Board established target cash incentive bonuses for 2018 for Messrs. Bortz, Martz and Fisher at the same levels, without increase, as established for 2017: of $1,203,750, $428,000 and $428,000, respectively. The target cash incentive bonus for Mr. Bortz is 161% of his annual base salary and approximately 29% of his target total compensation, which includes the grant of time-based restricted Common Shares and performance-based equity awards discussed below. The target cash incentive bonus for each of Messrs. Martz and Fisher is 95% of his annual base salary and approximately 23% of his target total compensation, which includes the grant of time-based restricted Common Shares and performance-based equity awards discussed below.
For each executive, the target cash incentive bonus is contingent on the Company meeting the target levels of certain management objectives and goals established by the Board (the “2018 Annual Objectives”), which are set at the beginning of the year and are designed to align the incentives of the Company’s employees and management with the interests of the Company’s shareholders. The actual amount of cash bonus that will be paid in 2019 for performance in 2018 will depend on the Company’s performance against the 2018 Annual Objectives and could be as little as zero or as much as 200% of the target cash incentive bonus. There are five 2018 Annual Objectives:
There were five 2018 Annual Objectives:

•
25% of the target bonus, subject to a maximum of 75%, will be based on the percentage growth of the Company's comparable hotel-level EBITDA from December 31, 2017 to December 31, 2018 compared to the average percentage growth in the same measure for the 2018 Peer Group (the "2018 EBITDA Growth Objective");

•
20%, subject to a maximum of 60%, will be based on the growth of the Company's Adjusted FFO per Common Share from December 31, 2017 to December 31, 2018 compared to the same measure per share provided in the Company's budget (the "2018 Adjusted FFO Growth Objective");

•
25%, subject to a maximum of 75%, was based on the growth in the Company's RevPAR penetration index from December 31, 2017 to December 31, 2018 compared to the competitive sets for the Company's hotel properties portfolio (the "2018 RevPAR Penetration Objective");

•
10%, subject to a maximum of 20%, was based on the amount of annualized hotel-level EBITDA improvements that can be made based on asset management enhancements identified during 2018 (the "2018 Asset Management Objective"); and

•
20%, subject to a maximum of 40%, was based on the degree to which particular business objectives, including asset management initiatives, acquisition/disposition goals, corporate finance and balance sheet goals and internal controls and compliance, are executed and met (the "2018 Operating Objective").

The level of performance against each of the 2018 Annual Objectives was measured relative to a target and was subject to a maximum and minimum, each of which varied by objective, as shown in the following table:

2018 Annual Objectives		Minimum(1) % of Target Bonus	Decrease Increment	Target Performance and % of Target Bonus	Increase Increment	Maximum % of Target Bonus

2018 EBITDA Growth	Performance (relative to Target Performance)		For every 100 basis points (“bps”) below target	EBITDA Growth = Peer-Group Average	For every 100 bps above target
	Payout Level (% of Target Bonus)	0%	700 bps less	25%	700 bps more	75%

2018 Adjusted FFO per Share	Performance (relative to Target Performance)		For every $0.0125 below target	Adjusted FFO = Budgeted Amount	For every $0.0125 above target
	Payout Level (% of Target Bonus)	0%	100 bps less	20%	100 bps more	60%

2018 RevPAR Penetration	Performance (relative to Target Performance)		For every 1.5 bps below target	150 bps increase in RevPAR Penetration	For every 1.5 bps above target
	Payout Level (% of Target Bonus)	0%	200 bps less	25%	200 bps more	75%

2018 Asset Manage-ment	Performance (relative to Target Performance)	≤ $0.5 M identified		$1.5 M identified		≥ $2.0 M identified
	Payout Level (% of Target Bonus)	0%		10%		20%

2018 Operating	Performance (Five-point scale – assessed by Board)	1	2	3	4	5
	Payout Level (% of Target Bonus)	0%	10%	20%	30%	40%

Aggregate (as percent of Target Bonus)		0%		100%		200%
__________________

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective, and the minimum payout level for all performance objectives in the aggregate is zero.

Regardless of the Company’s actual performance against one or more of the components of the 2018 Annual Objectives, no executive officer will receive more than a maximum of 200% of his target cash incentive bonus for an annual cash bonus incentive award. In addition, each 2018 Annual Objective has a maximum cap on the percentage of the target cash incentive bonus that the executive officers may earn: 75%, 60%, 75%, 20% and 40% in the case of the 2018 EBITDA Growth Objective, the 2018 Adjusted FFO Growth Objective, the 2018

RevPAR Penetration Objective, the 2018 Asset Management Objective and the 2018 Operating Objective, respectively.
Long-Term Equity Incentive Awards
Overview. The 2009 Equity Incentive Plan allows for long-term incentives to our named executive officers, key employees and consultants and other service providers to the Company, its subsidiaries and advisors through grants of option rights, appreciation rights, restricted share awards, performance-based equity awards, LTIP units and other forms of equity incentive awards. Awards granted to named executive officers and other employees under the incentive plan are designed to provide grantees with an incentive to promote the long-term success of the Company in line with our shareholders’ interests. The awards align the named executive officers’ interests with the interests of shareholders by providing the named executive officers with an ownership interest in the Company and a stake in the Company’s success. The 2009 Equity Incentive Plan is administered by the Compensation Committee, which has discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards. Awards may have a vesting period that is tied to each named executive officer’s or employee’s continued service to the Company or a specifically identified set of performance measures.
Long-term equity incentive awards for the named executive officers with respect to a fiscal year are typically issued near the beginning of such fiscal year.
Awards of Restricted Common Shares. In February 2017, each of Messrs. Bortz, Martz and Fisher received awards of restricted Common Shares subject to pro rata time-based vesting on January 1, 2018, January 1, 2019 and January 1, 2020. Mr. Bortz received 24,251 restricted Common Shares, and Messrs. Martz and Fisher each received 10,490 restricted Common Shares. The shares were granted pursuant to the 2009 Equity Incentive Plan and were intended as part of the 2017 compensation program. The 2017 awards of restricted Common Shares for the named executive officers are included in the Summary Compensation Table located elsewhere in this Proxy Statement.
For 2018, the Company awarded restricted Common Shares to Messrs. Bortz, Martz and Fisher in the amounts of 23,619, 10,509 and 10,509 shares, respectively, in February 2018. The grant date fair values of the awards, calculated in accordance with FASB ASC 718, were $870,596, $387,362 and $387,362, respectively, or approximately 21%, 21% and 21%, respectively, of each named executive officer’s target total compensation. The restricted Common Shares will vest ratably on January 1, 2019, January 1, 2020 and January 1, 2021, provided that the recipient remains employed by the Company on each vesting date (or as otherwise described below under ‘‘Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards.”
Awards of Performance-Based Equity. In February 2017, each of Messrs. Bortz, Martz and Fisher received awards of performance-based equity in the form of performance units, which will vest in the form of Common Shares only if, and to the degree that, long-term performance criteria established by the Board (‘‘2017 Long-Term Objectives”) are met, provided that the recipient remains employed by the Company through January 1, 2020 (or as otherwise described below under ‘‘Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards.”
There are two 2017 Long-Term Objectives:

•
65% of the target number of performance units, subject to a maximum of 162.5% will be based on the Company's total shareholder return (Common Share price appreciation/depreciation plus paid dividends) (“TSR”) measured from December 31, 2016 through December 31, 2019 compared to the TSR of each member of the 2017 Peer Group (the "2017 Relative TSR Objective"); and

•	35% of the target number of performance units, subject to a maximum of 87.5%, will be based on the Company's TSR from December 31, 2016 through December 31, 2019 (the "2017 Absolute TSR Objective").

The level of performance against each 2017 Long-Term Objective will be measured relative to a target. The payout level of each objective varies by level of performance achieved, from a minimum of 0% up to target and maximum amounts that differ by objective, as shown in the following table (and payout levels between minimum and target, or between target and maximum, will be interpolated):

2017 Long-Term Objective		Minimum(1) % of Target Bonus	Target Performance and % of Target Bonus	Maximum % of Target Bonus

2017 Relative TSR	Performance (relative to Target Performance)	TSR ≤ Peer-Group Minimum	TSR in 50th Percentile of Peer Group	TSR ≥ Peer-Group Maximum
	Payout Level (% of Target Bonus)	0%	65%	162.5%

2017 Absolute TSR	Performance (relative to Target Performance)	≤ 0% TSR	6% TSR	≥ 15% TSR
	Payout Level (% of Target Bonus)	0%	35%	87.5%

Aggregate (as percent of Target Bonus)		0%	100%	200%
__________________

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

Regardless of the Company’s actual performance against any one or more of the 2017 Long-Term Objectives, the maximum amount of performance units that can vest (and be settled in the form of Common Shares) for any of the named executive officers is 200% of the executive’s target number of Common Shares under the award.
The minimum, target and maximum number of performance units subject to the 2017 performance-based equity incentive awards for the Company’s three executive officers are as follows:

Name	Number of Common Shares Subject to Performance-Based Vesting			Value if Maximum Number Vests(2)
	Minimum(1)	Target	Maximum
Jon E. Bortz	0	36,376	72,752	$2,156,369
Raymond D. Martz	0	15,736	31,472	$932,830
Thomas C. Fisher	0	15,736	31,472	$932,830

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

(2)
The amounts in this column show the dollar values of the performance-based equity awards assuming that on the grant date of the awards the highest level of performance was probable, the maximum value of the awards would be earned and the value per Common Share subject to performance-based vesting was assumed to be the closing price per Common Share on the NYSE on the date of grant, February 15, 2017. The values of the performance-based equity awards are dependent in part on the Company’s performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.

For each named executive officer, the actual amount of performance units that will vest (and be settled in the form of Common Shares) after December 31, 2019 will depend on the Company’s performance against the 2017 Long-Term Objectives and requires that the recipient remain employed by the Company through December 31, 2019 (or as otherwise described below). Prior to vesting, the performance units will not be entitled to receive dividends paid on Common Shares or to be voted, but dividends will, in effect, accrue on the units and will be paid if, but only if, and to the extent that the performance units vest.
In February 2018, each of Messrs. Bortz, Martz and Fisher received awards of performance-based equity, in the form of performance units, which will vest in the form of Common Shares if, and to the degree that, long-term performance criteria established by the Board (‘‘2018 Long-Term Objectives”) are met, provided that the recipient remains employed by the Company through January 1, 2021 (or as otherwise described below under ‘‘Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards.”
There are two 2018 Long-Term Objectives:

•
65% of the target number of performance units, subject to a maximum of 162.5% will be based on the Company's total shareholder return (Common Share price appreciation/depreciation plus paid dividends) (“TSR”) measured from December 31, 2017 through December 31, 2020 compared to the TSR of each member of the 2018 Peer Group (the "2018 Relative TSR Objective"); and

•	35% of the target number of performance units, subject to a maximum of 87.5%, will be based on the Company's TSR from December 31, 2017 through December 31, 2020 (the "2018 Absolute TSR Objective").
The level of performance against each 2018 Long-Term Objective will be measured relative to a target. The payout level of each objective varies by level of performance achieved, from a minimum of 0% up to target and maximum amounts that differ by objective, as shown in the following table (and payout levels between minimum and target, or between target and maximum, will be interpolated):

2018 Long-Term Objective		Minimum(1) % of Target Bonus	Target Performance and % of Target Bonus	Maximum % of Target Bonus

2018 Relative TSR	Performance (relative to Target Performance)	TSR ≤ Peer-Group Minimum	TSR in 50th Percentile of Peer Group	TSR ≥ Peer-Group Maximum
	Payout Level (% of Target Bonus)	0%	65%	162.5%

2018 Absolute TSR	Performance (relative to Target Performance)	≤ 0% TSR	6% TSR	≥ 15% TSR
	Payout Level (% of Target Bonus)	0%	35%	87.5%

Aggregate (as percent of Target Bonus)		0%	100%	200%
__________________

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

Regardless of the Company’s actual performance against any one or more of the 2018 Long-Term Objectives, the maximum amount of performance units that can vest (and be settled in the form of Common Shares) for any of the named executive officers is 200% of the executive’s target number of Common Shares under the award.
The minimum, target and maximum number of performance units subject to the 2018 performance-based equity incentive awards for the Company’s three executive officers are as follows:

Name	Number of Performance Units Subject to Performance-Based Vesting			Value if Maximum Number Vests(2)
	Minimum(1)	Target	Maximum
Jon E. Bortz	0	35,428	70,856	$2,611,752
Raymond D. Martz	0	15,764	31,528	$1,162,122
Thomas C. Fisher	0	15,764	31,528	$1,162,122

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

(2)
The amounts in this column show the dollar values of the performance-based equity awards assuming that on the grant date of the awards the highest level of performance was probable, the maximum value of the awards would be earned and the value per performance unit was assumed to be the closing price per Common Share on the NYSE on the date of grant, February 14, 2018. The values of the performance-based equity awards are dependent in part on the Company’s performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.

For each named executive officer, the actual amount of performance units that will vest (and be settled in the form of Common Shares) after December 31, 2020 will depend on the Company’s performance against the 2018

Long-Term Objectives and requires that the recipient remain employed by the Company through December 31, 2020 (or as otherwise described below). Prior to vesting, the performance units will not be entitled to receive dividends paid on Common Shares or to be voted, but dividends will, in effect, accrue on the units and will be paid if, but only if, and to the extent that, the performance units vest.
Other Benefits
Consistent with the philosophy of the Compensation Committee to establish individual- and Company-based performance measures, the Compensation Committee will continue to maintain competitive benefits and perquisites for named executive officers. However, the Compensation Committee does not view benefits and perquisites as a key component of the Company’s compensation program and their total value remains a small percentage of each named executive officer’s base salary. The Compensation Committee may revise, amend or add to each named executive officer’s benefits and perquisites if it deems it advisable.
Other Factors Considered by the Compensation Committee
Tax Deductibility of Executive Compensation
Section 162(m) of the Code generally provides that a public corporation may not deduct compensation in excess of $1 million paid in any fiscal year to any of certain executive officers (who are referred to as “covered employees” in Section 162(m)). Prior to the recently enacted tax reform bill, informally known as the Tax Cut and Jobs Act (the "TCJA"), (i) the “covered employees” subject to Section 162(m) included the public corporation’s chief executive officer and its other three most highly compensated executives (other than its chief financial officer) and (ii) the deduction limit did not apply to compensation that qualified as “performance-based” under Section 162(m).
Section 162(m) has a special rule that applies to companies that become public corporations as a result of an initial public offering or IPO. Under that special rule, compensation paid by the Company under an agreement or plan that was in effect at the time of the Company’s IPO, including under the 2009 Equity Incentive Plan, before the end of a specified reliance period could be exempt from the Section 162(m) deduction limit. In addition, the 2009 Equity Incentive Plan was amended and restated in 2012 so that awards could qualify as “performance-based” compensation that was exempt from the Section 162(m) deduction limit.
The TCJA made significant changes to Section 162(m). Subject to a transition or “grandfather” rule for written binding contracts in effect on November 2, 2017, Section 162(m), as amended, now provides that (i) the Company’s “covered employees” are our chief executive officer, chief financial officer and the three other most highly compensated executives, (ii) an individual who is a “covered employee” in any year after 2016 will remain a “covered employee” under Section 162(m) regardless of the individual’s officer status or level of compensation and (iii) the exception for “performance-based” compensation is eliminated.
The Compensation Committee will be assessing the impact of the changes to Section 162(m) and the application of the transition or “grandfather” rule to determine what adjustments to the Company’s executive compensation practices, if any, it considers appropriate. However, in order to maintain flexibility in compensating the named executive officers in a manner designed to promote our corporate goals, including retaining and providing incentives to the named executive officers, the Compensation Committee has not adopted a policy that all compensation must be deductible.
Payments Upon Termination of A Named Executive Officer and Vesting of Equity Awards Upon A Change in Control of the Company
The Company entered into an agreement with each of its named executive officers, upon his joining the Company, to provide benefits to each in the event his employment is terminated in certain circumstances. Otherwise, the Company has not entered into an employment agreement with any of its named executive officers. The Compensation Committee expects to review the terms of the three change in control severance agreements annually.

Because each named executive officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors expected to be considered by the Compensation Committee when annually reviewing the named executive officer’s total compensation and change in control severance agreement terms in the future.
The agreement with each named executive officer provides that the named executive officer will be entitled to the severance payments and benefits detailed in this Proxy Statement under “Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies” if the named executive officer resigns for “good reason” or is terminated without “cause” in connection with, or within one year after, a change in control of the Company or is terminated without “cause” not in connection with, or within one year after, a change in control of the Company. As noted at the beginning of this Compensation Discussion and Analysis, one of the Company’s executive compensation philosophies is to retain its executive officers. The Compensation Committee believes that the terms of the change in control severance agreements, including the events triggering severance payments, are competitive with those of other lodging REITs and promote stability among its named executive officers which is important to the Company’s overall performance.
In addition, the Compensation Committee considers the effect of accelerated vesting of certain equity awards upon a termination of a named executive officer or a change in control of the Company. The Compensation Committee approves of the terms of the time-based restricted share award agreements and the performance-based equity award agreements, including the immediate vesting of time-based restricted Common Shares (and, in the case of performance-based equity awards, the immediate vesting of at least the target number of Common Shares) upon a change in control of the Company, upon a named executive officer’s resignation for good reason or upon a named executive officer’s termination without cause. The Compensation Committee believes that the terms of the time-based restricted share award agreements and the performance-based equity award agreements are competitive with those of other lodging REITs, promote stability among the Company’s named executive officers, which is important to the Company’s overall performance, and provide appropriate incentive to align the interests of management with shareholders’ interests in evaluating potential acquisitions. For more information on the vesting terms of the named executive officer’s time-based restricted Common Shares and performance-based equity awards, see ‘‘Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards.”
Risk Management Considerations
The Compensation Committee considers at least annually whether our compensation program encourages our executive officers to manage risk prudently across the Company and whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
Our Company’s compensation program, management team and the culture they foster encourage value creation for our shareholders over the long-term and discourage a focus on maximizing short-term value at the long-term's expense. We evaluate performance using both quantitative and qualitative measures and many elements of our compensation program serve to mitigate excessive and inappropriate risk-taking. For example, we seek to compensate our executives with a well-balanced mix of base salary, performance-based annual cash incentive bonuses and long-term equity incentive awards. Our executive officers’ base salaries provide assured levels of income that do not vary with the executives' or the Company's performance. We balance the certainty of the base salary with the potential for additional cash based on one-year performance metrics that are both quantitative and qualitative. The long-term equity incentive awards are themselves balanced between equity awards that will vest based on time and service over three-years (five years in the case of a special retention award) and awards that may vest, if at all, based on performance over multi-year periods, usually three (five in case of a special retention award). In this way, we seek to motivate our executives to consider the impact of their decisions over the short, medium and long terms.

The Company believes that its compensation policies and practices embodied in the compensation programs for 2017 and 2018, including the 2018 Annual Objectives and the 2018 Long-Term Objectives, appropriately align management’s incentives with the interests of our shareholders. As a result, the Company believes its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

In addition, our clawback policy, share ownership guidelines and prohibition against hedging further mitigate the possibility of excessive and inappropriate risk-taking. Finally, we have never granted stock options.
Share Ownership Guidelines for Named Executive Officers
In 2010, the Board established share ownership guidelines for the named executive officers of the Company. The Board believes that encouraging each named executive officer to maintain a meaningful ownership interest in the Company relative to the named executive officer’s annual base salary is in the best interest of the Company and its shareholders and is likely to further encourage the named executive officer to act in a manner that creates value for the Company’s shareholders. Pursuant to the guidelines, the Board recommends that each of our executive officers should own shares in the Company having an aggregate value equal to or greater than the multiple of his base salary as shown in the following table.

	Multiple of Annual Base Salary (2017)	Amount of Share Ownership Required	Ownership Level Exceeded?
Chief Executive Officer	5x	$3.8 million	Yes
Chief Financial Officer	3x	$1.4 million	Yes
Chief Investment Officer	3x	$1.4 million	Yes

Ownership of Common Shares, LTIP units, restricted Common Shares subject to time-based vesting and Preferred Shares count toward the recommended level of share ownership. Any Common Shares that may vest pursuant to performance-based equity awards, if any, that have not vested will not count toward the recommended level of share ownership. Any new named executive officer will have five years from the time of joining the Company to attain the recommended level of share ownership. Once the Board has determined that an executive officer has met the recommended level of share ownership, declines in the market value of those shares following the Board’s determination will not change that determination. All three of our named executive officers have exceeded the recommended level of share ownership for executive officers.
Prohibition Against Hedging
Our insider trading policy prohibits our officers, trustees, employees and consultants of the Company and their respective family members from, among other prohibited activities, engaging in short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of insider trading laws. The insider trading policy also prohibits our officers, trustees, employees and consultants of the Company and their respective family members from engaging in short sales of the Company’s securities and transactions in publicly traded options on the Company’s securities, such as puts, calls and other derivative securities, on an exchange or in any other market.
Adoption of Compensation Clawback Policy
We have adopted a policy regarding the recovery of erroneously awarded compensation, also known as a clawback policy. Under the policy, if the Company is required to prepare an accounting restatement of its previously filed financial statements due to material noncompliance with any financial reporting requirement under federal securities laws, the Board of Trustees will require reimbursement or forfeiture of any incentive compensation that has been paid but that would not have been paid based on the subsequently restated financial statements. The policy requires such recoupment even if fraud, intentional misconduct or illegal behavior were not involved in such noncompliance. The policy applies to incentive compensation that is approved, awarded or granted following adoption of the policy in October 2015 and paid during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The policy is applicable to current and former executive officers of the Company and other officers and employees as may be determined by the Board of Trustees.
EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our named executive officers for the years shown as consideration for services rendered to us.
With respect to long-term equity incentive awards, the dollar amounts indicated in the table under “Share Awards” are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Share Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation ($)	Total ($)
Jon E. Bortz Chairman, President and Chief Executive Officer	2017	750,000	278,066	1,923,573(3)	925,684(4)	54,523(5)	3,931,846
	2016	750,000	—	1,653,955(6)	1,687,500(7)	51,330(8)	4,142,785
	2015	750,000	—	1,675,136(9)	1,155,000(10)	53,950(11)	3,634,086

Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2017	450,000	98,868	832,100(12)	329,132(4)	48,414(13)	1,758,514
	2016	450,000	—	708,842(14)	600,000(7)	47,246(15)	1,806,088
	2015	400,000	—	698,822(16)	562,500(10)	47,248(17)	1,708,570

Thomas C. Fisher Executive Vice President, Chief Investment Officer	2017	450,000	98,868	832,100(12)	329,132(4)	48,724(18)	1,758,824
	2016	450,000	—	708,842(14)	600,000(7)	46,542(19)	1,805,384
	2015	400,000	—	698,822(16)	562,500(10)	46,987(20)	1,708,309
________________

(1)
For each named executive officer for each year, the total of the amounts shown in the Bonus and Non-Equity Incentive Plan Compensation columns equals the amount of the actual annual cash incentive bonus paid in March 2018 for 2017 performance. Any amount shown in the Bonus column is the discretionary amount of the actual annual cash incentive bonus awarded to a named executive officer in excess of the formula-based amount of the actual annual cash incentive bonus for that year.

(2)
For information regarding the Company’s assumptions made in the valuation of time-based restricted share awards, performance-based equity awards and LTIP unit awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2017. The table below shows the dollar value of performance-based equity awards for each named executive officer assuming that (i) on the grant date of the awards the highest level of performance was probable, (ii) the maximum value of the awards would be earned and (iii) the value per Common Share upon maximum vesting is the closing price per Common Share on the NYSE on the date of grant. The values of the performance-based equity awards are dependent on the Company’s performance over a three-year or six-year period, as applicable, and there is no assurance that the maximum value of the awards will be earned.

	Maximum Value of Performance-Based Equity Awards Assuming Highest Performance Level
Year	Bortz	Martz	Fisher
2017	$2,156,369	$932,830	$932,830
2016	$2,142,281	$918,114	$918,114
2015	$1,939,650	$809,189	$809,189

(3)
Reflects 24,251 restricted Common Shares that vested or will vest ratably on January 1, 2018, January 1, 2019 and January 1, 2020 and the target amount of Common Shares that may vest pursuant to the February 2017 performance-based equity awards.

(4)	Formula-based amount of actual annual cash incentive bonus paid in March 2018 for 2017 performance.

(5)
Amount includes (i) $29,845 in health insurance premiums, (ii) $10,128 in dental, life and long-term disability insurance premiums, (iii) $10,800 in employer-matching contributions to the Company’s 401(k) plan and (iv) $3,750 in employer-matching charitable contributions.

(6)
Reflects 29,992 restricted Common Shares that vested or will vest ratably on January 1, 2017, January 1, 2018 and January 1, 2019 and the target amount of Common Shares that may vest pursuant to the February 2016 performance-based equity awards.

(7)	Amount of actual annual cash incentive bonus paid in March 2017 for 2016 performance.

(8)
Amount includes (i) $27,115 in health insurance premiums, (ii) $10,115 in dental, life and long-term disability insurance premiums, (iii) $10,600 in employer-matching contributions to the Company’s 401(k) plan and (iv) $3,500 in employer-matching charitable contributions.

(9)
Reflects 13,230 restricted Common Shares that vested ratably on January 1, 2016, January 1, 2017 and January 1, 2018 and the target amount of Common Shares that may vest pursuant to the 2015 performance-based equity awards.

(10)	Amount of actual annual cash incentive bonus paid in March 2016 for 2015 performance.

(11)
Amount includes (i) $27,290 in health insurance premiums, (ii) $10,060 in dental, life and long-term disability insurance premiums, (iii) $10,600 in employer-matching contributions to the Company’s 401(k) plan and (iv) $6,000 in employer-matching charitable contributions.

(12)
Reflects 10,490 restricted Common Shares that vested or will vest ratably on January 1, 2018, January 1, 2019 and January 1, 2020 and the target amount of Common Shares that may vest pursuant to the February 2017 performance-based equity awards.

(13)
Amount includes (i) $27,984 in health insurance premiums, (ii) $9,280 in dental, life and long-term disability insurance premiums, (iii) $10,800 in employer-matching contributions to the Company’s 401(k) plan and (iv) $350 in employer-matching charitable contributions.

(14)
Reflects 12,854 restricted Common Shares that vested or will vest ratably on January 1, 2017, January 1, 2018 and January 1, 2019 and the target amount of Common Shares that may vest pursuant to the February 2016 performance-based equity awards.

(15)
Amount includes (i) $25,899 in health insurance premiums, (ii) $9,256 in dental, life and long-term disability insurance premiums, (iii) $10,600 in employer-matching contributions to the Company’s 401(k) plan and (iv) $1,491 in employer-matching charitable contributions.

(16)
Reflects 5,519 restricted Common Shares that vested ratably on January 1, 2016, January 1, 2017 and January 1, 2018 and the target amount of Common Shares that may vest pursuant to the February 2015 performance-based equity awards.

(17)
Amount includes (i) $27,483 in health insurance premiums, (ii) $9,165 in dental, life and long-term disability insurance premiums, and (iii) $10,600 in employer-matching contributions to the Company’s 401(k) plan.

(18)
Amount includes (i) $28,334 in health insurance premiums, (ii) $9,280 in dental, life and long-term disability insurance premiums, (iii) $10,800 in employer-matching contributions to the Company’s 401(k) plan and (iv) $310 in employer-matching charitable contributions.

(19)
Amount includes (i) $26,186 in health insurance premiums, (ii) $9,256 in dental, life and long-term disability insurance premiums, (iii) $10,600 in employer-matching contributions to the Company’s 401(k) plan and (iv) $500 in employer-matching charitable contributions.

(20)
Amount includes (i) $27,222 in health insurance premiums, (ii) $9,165 in dental, life and long-term disability insurance premiums, and (iii) $10,600 in employer-matching contributions to the Company’s 401(k) plan.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted in 2017 to the named executive officers. The dollar amounts indicated under the “Grant Date Fair Value” are the full fair value of each equity grant, in accordance with the applicable accounting literature, which, with respect to the value of performance-based equity incentive awards, is the probable outcome of the performance conditions as of the grant date.

Name	Date of Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares/Units (#)	Grant Date Fair Value ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
Jon E. Bortz
Annual Cash Incentive Bonus		— (3)	1,203,750	2,407,500
Time-Based	February 15, 2017							24,251 (4)	718,800
Performance-Based	February 15, 2017				— (5)	36,376	72,752		1,204,773 (6)
Raymond D. Martz
Annual Cash Incentive Bonus		— (3)	428,000	856,000
Time-Based	February 15, 2017							10,490(4)	310,924
Performance-Based	February 15, 2017				— (5)	15,736	31,472		521,176(6)
Thomas C. Fisher
Annual Cash Incentive Bonus		— (3)	428,000	856,000
Time-Based	February 15, 2017							10,490(4)	310,924
Performance-Based	February 15, 2017				— (5)	15,736	31,472		521,176(6)
________________

(1)
On March 9, 2018, the Board of Trustees approved, as recommended by the Compensation Committee, actual annual cash incentive and discretionary bonuses for Messrs. Bortz, Martz and Fisher of $1,203,750, $428,000 and $428,000, respectively, for 2017 performance.

(2)
For each executive, the actual amount of Common Shares that will be issued upon the applicable vesting date pursuant to the performance-based award will depend on our performance against the long-term objectives defined in the agreements and requires that the recipient remain employed by the Company through the vesting date. For more information regarding the performance criteria for these awards, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components and Criteria of Executive Compensation—Long-Term Equity Incentive Awards.”

(3)	The Compensation Committee did not establish a threshold level of performance. Rather, the Compensation Committee established a minimum payout level of zero.

(4)	The award is subject to time-based vesting ratably on January 1 of 2018, 2019 and 2020.

(5)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

(6)	The dollar value is computed assuming that the target number of shares vests.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the Grants of Plan-Based Awards Table was paid or awarded, are described above under ‘‘Executive Officer Compensation—Compensation Discussion and Analysis.” The terms of change in control severance agreements that we have entered into with our executives are described below under ‘‘Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies.”
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2017.

		Share Awards
Name	Date of Grant	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested(1) ($)
Jon E. Bortz	December 13, 2013	65,544(2)	2,436,270	131,088(3)	4,872,541
	February 11, 2015	4,410(4)	163,920	39,690(5)	1,475,277
	February 10, 2016	19,994(6)	743,177	89,974(5)	3,344,334
	February 15, 2017	24,251(7)	901,410	72,752(5)	2,704,192

Raymond D. Martz	December 13, 2013	35,293(2)	1,311,833	70,585(3)	2,623,652
	February 11, 2015	1,839(4)	68,356	16,558(5)	615,461
	February 10, 2016	8,569(6)	318,510	38,560(5)	1,433,275
	February 15, 2017	10,490(7)	389,913	31,472(5)	1,169,814

Thomas C. Fisher	December 13, 2013	35,293(2)	1,311,833	70,585(3)	2,623,652
	February 11, 2015	1,839(4)	68,356	16,558(5)	615,461
	February 10, 2016	8,569(6)	318,510	38,560(5)	1,433,275
	February 15, 2017	10,490(7)	389,913	31,472(5)	1,169,814

________________

(1)
Pursuant to SEC rules, for purposes of this table the market value per unvested LTIP unit and restricted Common Share, as applicable, is assumed to be $37.17, the closing market price per Common Share at the end of the last completed fiscal year. The LTIP Class B units granted in December 2013 reached parity in July 2014. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	This is the number of LTIP Class B units that have not vested from initial award that will vest ratably on January 1 of 2016, 2017, 2018, 2019 and 2020.

(3)
This is the maximum number of performance units that may vest (and settle in the form of Common Shares) from the performance-based equity portion of this special retention award which may vest ratably (from 0% up to 200%) on January 1 of 2016, 2017, 2018, 2019 and 2020.

(4)	This is the number of restricted Common Shares that have not vested from initial award that vested or will vest ratably on January 1 of 2016, 2017 and 2018.

(5)	This is the maximum number of performance units that may vest (and settle in the form of Common Shares) from this performance-based equity award.

(6)	This is the number of restricted Common Shares that have not vested from initial award that vested or will vest ratably on January 1 of 2017, 2018 and 2019.

(7)	This is the number of restricted Common Shares that have not vested from initial award that vested or will vest ratably on January 1 of 2018, 2019 and 2020.

In February 2018, Messrs. Bortz, Martz and Fisher were granted restricted share awards of 23,619, 10,509 and 10,509 Common Shares, respectively. The shares will vest in equal one-third installments on January 1, 2019, 2020 and 2021, provided the executive officer remains employed by the Company on the vesting date. Prior to vesting, the restricted shares are entitled to vote and receive dividends.
Option Exercises and Shares Vested
The Company has not granted any share option awards to the named executive officers. The following table sets forth information with respect to the vesting of the named executive officers’ restricted Common Shares, performance-based equity awards and LTIP Class B units during 2017.

	Share Awards
Name	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting(2) ($)
Jon E. Bortz	107,358	3,070,259
Raymond D. Martz	48,169	1,381,438
Thomas C. Fisher	48,169	1,381,438
________________

(1)	Amounts include vested LTIP Class B units, restricted Common Shares and performance-based equity awards (which were settled in Common Shares).

(2)
For purposes of this table, the market value per vested LTIP Class B unit is assumed to be the closing market price per Common Share on the vesting date. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2017, relating to the 2009 Equity Incentive Plan, pursuant to which grants of options, restricted shares, restricted units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	610,628(2)	—(3)	1,283,493(4)
Equity compensation plans not approved by security holders	—	—	—
Total	610,628	—	1,283,493

________________

(1)
Consists of the 2009 Equity Incentive Plan, as approved by our shareholders in July 2012, as amended in July 2016 following shareholder approval of an amendment to increase the number of shares available under the plan.

(2)
Includes the target amount of all outstanding, unvested performance units awarded under the 2009 Equity Incentive Plan, which, if vested, will be settled in the form of Common Shares, and the amount of all outstanding LTIP units, which, when vested and after reaching parity with common units of our operating partnership (“OP units”), may be exchanged for an equal number of OP units and subsequently redeemed for cash or an equal number of Common Shares, at our option. As of March 31, 2018, the aggregate number of securities to be issued pursuant to LTIP units and the target amount of performance units was 595,998.

(3)	Performance units and LTIP units have no exercise price.

(4)
The aggregate limit of Common Shares available for grant under the 2009 Equity Incentive Plan is 3,672,625. The remaining number available for future issuance assumes 374,277 performance units vest at target. As of March 31, 2018, the aggregate number of securities remaining available for future issuance under the 2009 Equity Incentive Plan was 1,207,886, assuming performance units vest at target.

CHANGE IN CONTROL SEVERANCE AGREEMENTS, EQUITY AWARD VESTING AND OTHER TERMINATION POLICIES
Change in Control Severance Agreements of Messrs. Bortz, Martz and Fisher
The Company previously entered into agreements with its named executive officers (in connection with our IPO in 2009 in the cases of Messrs. Bortz and Martz and in March 2010 in the case of Mr. Fisher) to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee reviews the terms of these change in control severance agreements annually. As described in more detail below, because each named executive officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors the Compensation Committee considers when annually reviewing each named executive officer’s total compensation and change in control severance agreement terms.
The change in control severance agreements for Messrs. Bortz and Martz became effective on December 14, 2009 and for Mr. Fisher on March 5, 2010, each for an initial term of three years. The term of each agreement is automatically extended for an additional year on each anniversary date of the effective date of the change in control severance agreement beginning on the third anniversary of the effective date of the change in control severance agreement unless, not less than six months prior to the termination of the then-existing term, the Board provides notice to the executive of its intent not to extend the term further. On December 14, 2017 and March 5, 2017, the term of each change in control severance agreement for Messrs. Bortz and Martz and for Mr. Fisher, respectively, was automatically extended by one year. Each of the named executive officers may terminate his agreement prior to the expiration of the term as described below.
Termination Without Cause (in Connection With, Or Within One Year After, A Change in Control) and Resignation For Good Reason
The agreement provides that upon the termination of the executive either by the Company without “Cause” in connection with, or within one year after, a change in control of the Company or the voluntary resignation by the executive, upon 30 days’ prior written notice to the Company, for “Good Reason,” the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary, earned bonus (as defined in the agreement) and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the product of three (in the case of Mr. Bortz) or two (in the case of Messrs. Martz and Fisher) times the sum of (x) his then-current annual base salary plus (y) the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•
a lump sum cash payment equal to three (in the case of Mr. Bortz) or two (in the case of Messrs. Martz and Fisher) times the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•
such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under ‘‘—Vesting of Long-Term Equity Incentive Awards”).

Termination Without Cause (and Without A Change in Control)
If the executive is terminated without ‘‘Cause” and not in connection with or within one year of a change in control of the Company, the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary, earned bonus and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the sum of (x) his then-current annual base salary, plus (y) the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•
a lump sum cash payment equal to the product of one (in the case of Mr. Bortz) or two-thirds (in the case of Messrs. Martz and Fisher) times the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•
such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under‘‘—Vesting of Long-Term Equity Incentive Awards”).

Termination For Cause and Resignation Without Good Reason
If the Company terminates the executive for ‘‘Cause” or the executive voluntarily terminates his employment without ‘‘Good Reason,” the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary and accrued vacation time earned but not paid to the date of termination; and

•
such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under ‘‘—Vesting of Long-Term Equity Incentive Awards”).

Other Key Change in Control Severance Agreement Terms
As a condition of any severance payment and related benefits described above, each of Messrs. Bortz, Martz and Fisher has agreed to a general release of any and all claims relating to the named executive officer’s employment. In addition, each of Messrs. Bortz, Martz and Fisher has agreed that while his change in control severance agreement is in force and for a one-year period following the Company’s termination of the executive for ‘‘cause” or the executive voluntarily terminates his employment without ‘‘good reason,” he will not solicit, hire or recruit employees of, or persons who have worked for, the Company or any of its affiliates either directly or indirectly for his own account or for another party.
Under the terms of their change in control severance agreements, each of Messrs. Bortz, Martz and Fisher is entitled to a tax gross-up payment under certain conditions for the parachute payment excise tax in the event that his employment is terminated in connection with a change in control.
Below is a list of terms and their meanings as defined in each named executive officer’s change in control severance agreement:

•	‘‘Cause” shall mean that the Board concludes, in good faith and after reasonable investigation, that:

•	the executive has been charged with conduct which is a felony under the laws of the United States or any state or political subdivision thereof;

•	the executive engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud;

•	the executive breached the non-solicitation obligations or covenants of his change in control severance agreement in any material respect; or

•
the executive materially failed to follow a proper directive of the Board within the scope of the executive’s duties (which shall be capable of being performed by the executive with reasonable effort) after written notice from the Board specifying the performance required and the executive’s failure to perform within 30 days after such notice. No act, or failure to act, on the executive’s part shall be deemed ‘‘willful” unless done, or omitted to be done, by the executive not in good faith or if the result thereof would be unethical or illegal.

•	‘‘Change in Control” shall mean a change in control of the Company if:

•
any ‘‘person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power or common shares of the Company;

•
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new trustee (other than (A) a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in this definition of ‘‘Change in Control” or (B) a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

•
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and common shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

•
there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power and common shares of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.

•	‘‘Good Reason” shall mean the occurrence, without the executive’s prior written consent, of any of the following in connection with or within one year after a Change in Control:

•	any material reduction of the executive’s base salary or target bonus as a percentage of base salary;

•
any material adverse change in the executive’s duties or responsibilities, including assignment of duties inconsistent with his position, significant adverse alteration of the nature or status of responsibilities or the conditions of employment or any material diminution in authority, duties, or responsibilities, including, without limitation, any such material adverse change that results from a transaction pursuant to which the Company ceases to be a publicly traded lodging or hospitality company that is qualified as a REIT for federal income tax purposes and is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act;

•	any material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report; or

•	the relocation of the Company’s headquarters and/or the executive’s regular work address to a location which requires the Executive to travel more than 50 miles from the Executive’s residence.
Vesting of Long-Term Equity Incentive Awards
The terms of the time-based LTIP unit and restricted Common Share awards granted to each of Messrs. Bortz, Martz and Fisher provide that:

•	upon a change in control of the Company, unvested awards vest;

•	upon termination of the executive’s employment with the Company because of his death or disability, the unvested awards vest;

•	upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control), unvested awards vest;

•	upon termination of the executive’s employment with the Company without cause, the unvested awards vest; and

•	upon termination of the executive’s employment with the Company for cause, the unvested awards are forfeited.
The terms of the performance-based equity awards granted to each of Messrs. Bortz, Martz and Fisher provide for vesting of up to the greater of (x) the target number of units and (y) the number of units determined by the performance provisions in the case of the first four of the five above-listed scenarios, and forfeiture in the case of the fifth.
Except as described above, any awards that are unvested at the time the executive terminates his employment with the Company are forfeited.

TERMINATION PAYMENTS TABLE
The following table indicates the cash amounts, accelerated vesting and other payments and benefits that the named executive officers would be entitled to receive under various circumstances pursuant to the terms of the 2009 Equity Incentive Plan, the agreements governing awards made under the 2009 Equity Incentive Plan and their change in control severance agreements. The table assumes that termination of the named executive officer from the Company under the scenario shown occurred on December 31, 2017.

Name and Termination Scenario	Cash Payment(1)	Acceleration of Vesting of Long-Term Equity Incentive Awards(2)	Excise Tax Gross-Up Payments(3)	Total
Jon E. Bortz — Chairman, President and Chief Executive Officer
By Company For Cause or By Employee Without Good Reason(4)	—	—	—	—
Upon Death or Disability	—	$16,641,121	—	$16,641,121
With A Change in Control – For Good Reason or Without Cause	$8,849,919	$16,641,121	$11,287,269	$36,778,309
Without A Change in Control – For Good Reason(4)	—	—	—	—
Without A Change in Control – Without Cause	$3,894,973	$16,641,121	—	$20,536,094
Raymond D. Martz — Executive Vice President, Chief Financial Officer, Treasurer and Secretary
By Company For Cause or By Employee Without Good Reason(4)	—	—	—	—
Upon Death or Disability	—	$7,930,814	—	$7,930,814
With A Change in Control – For Good Reason or Without Cause	$2,823,228	$7,930,814	$4,505,754	$15,259,796
Without A Change in Control – For Good Reason(4)	—	—	—	—
Without A Change in Control – Without Cause	$1,707,309	$7,930,814	—	$9,638,123
Thomas C. Fisher — Executive Vice President and Chief Investment Officer
By Company For Cause or By Employee Without Good Reason(4)	—	—	—	—
Upon Death or Disability	—	$7,930,814	—	$7,930,814
With A Change in Control – For Good Reason or Without Cause	$2,823,928	$7,930,814	$4,504,055	$15,258,797
Without A Change in Control – For Good Reason(4)	—	—	—	—
Without A Change in Control – Without Cause	$1,707,543	$7,930,814	—	$9,638,357
________________

(1)	This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of December 31, 2017.

(2)
Amounts in this column reflect accelerated vesting of awards of LTIP units, restricted Common Shares and performance-based equity awards granted pursuant to the 2009 Equity Incentive Plan that were outstanding at December 31, 2017. Additional restricted Common Share awards and performance-based equity awards were made to Messrs. Bortz, Martz and Fisher after December 31, 2017. Pursuant to SEC rules, for purposes of this table the market value per unvested LTIP unit, restricted Common Share and Common Share due upon vesting of a performance-based equity award is assumed to be $37.17, the closing market price per Common Share at the end of the last completed fiscal year. For purposes of this table, performance-based share and unit grants are assumed to vest at the maximum level. The “founders” LTIP Class A units reached parity with Common Shares in April 2011. The LTIP Class B units granted in December 2013 reached parity in July 2014. For more information regarding the Company’s assumptions made in the valuation of the Company’s equity awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
Amounts in this column reflect payment to the named executive officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal and state income taxes payable with respect to the Excise Tax Payment. The amounts shown assume tax rates for the named executive officer of 39.6% federal, 5.75% state, 2.35% Medicare and 20% excise, and do not account for local taxes.

(4)
No payments are made and no vesting occurs if the Company terminates the executive for “cause” or the executive resigns without “good reason.” Similarly, because “good reason” requires a change in control to have occurred, no payments are made and no vesting occurs if the executive resigns with “good reason” without a change in control having first occurred.

DOUBLE-TRIGGER CASH STAY BONUS
In order to promote retention of our named executive officers following a change in control event, the Company has a program to encourage continued employment following such an event. If, and only if, (i) a change in control event occurs and (ii) a named executive officer remains employed by the Company on the first anniversary of that change in control event, that named executive officer is entitled to receive a lump sum cash stay bonus. A named executive officer cannot receive a cash stay bonus in addition to any of the termination payments described above. For each named executive officer, the cash stay bonus is equal to the sum of the executive’s base salary plus the greater of (x) the bonus most recently paid to the executive and (y) the average amount of the bonuses paid to the executive with respect to the three most recent fiscal years. Assuming that a change in control occurred on December 31, 2017 and that each of Messrs. Bortz, Martz and Fisher remained with the Company at least until December 31, 2018, their cash stay bonuses would have been $2,098,750, $980,167 and $980,167, respectively, based on the amount of their 2017 actual cash incentive bonuses and their 2017 base salaries.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth the beneficial ownership of Common Shares for each shareholder of the Company that is known to the Company to be the beneficial owner of more than 5% of Common Shares based on 69,039,917 Common Shares outstanding as of March 29, 2018.

Name of Beneficial Owner	Common Shares Beneficially Owned(1)
	Number	Percent of Total
The Vanguard Group, Inc.(2)	12,030,295	17.4%
BlackRock, Inc.(3)	6,461,704	9.4%
Goldman Sachs Asset Management, L.P.(4)	5,575,250	8.1%
Silvercrest Asset Management Group LLC(5)	4,839,262	7.0%
Cohen & Steers, Inc.(6)	4,709,102	6.8%
Vanguard Specialized Funds - REIT Index(7)	4,642,430	6.7%
Daiwa Asset Management Co. Ltd.(8)	4,000,551	5.8%
T. Rowe Price Associates, Inc.(9)	3,892,958	5.6%
________________

(1)
The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The number of Common Shares held by the shareholders who filed statements on Schedule 13G as described in other footnotes to this table is current as of the date of the filing of their Schedules 13G.

(2)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. (“Vanguard”). Vanguard has sole voting power over 154,049 shares, shared voted power over 93,321 shares, sole dispositive power over 11,867,101 shares and shared dispositive power over 163,194 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly‑owned subsidiary of Vanguard, is the beneficial owner of 69,873 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. Vanguard Investments Australia, Ltd. (“VIA”), a wholly‑owned subsidiary of Vanguard, is the beneficial owner of 177,497 shares as a result of its serving as investment manager of collective trust accounts. VIA directs the voting of these shares. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(3)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 6,296,212 shares and sole dispositive power over 6,461,704 shares. BlackRock has its principal business office at 55 East 52nd Street, New York, NY 10055.

(4)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 12, 2018 by Goldman Sachs Asset Management, L.P. (together with GS Investment Strategies, LLC, “Goldman Sachs Asset Management”). Goldman Sachs Asset Management has shared voting power over 5,380,213 shares and shared dispositive power over 5,575,250 shares. Goldman Sachs Asset Management has its principal business office at 200 West Street, New York, NY 10282.

(5)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 14, 2017 by Silvercrest Asset Management Group LLC (together with Silvercrest L.P. and Silvercrest Asset Management Group Inc., “Silvercrest”). Silvercrest has shared voting power over 4,709,102 shares and shared dispositive power over 4,709,102 shares. Silvercrest has its principal business office at 1330 Avenue of the Americas, 38th Floor, New York, NY 10019.

(6)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 14, 2018 by Cohen & Steers, Inc. (“Cohen & Steers”). Cohen & Steers has sole voting power over 841,445 shares and sole dispositive power over 4,839,262 shares. Cohen & Steers Capital Management, Inc. (“CSCM”), a wholly‑owned subsidiary of Cohen & Steers, is the beneficial owner of 841,445 shares as a result of its serving as investment manager of collective trust accounts. Cohen & Steers UK Limited (“CSUK”), a wholly‑owned subsidiary of Cohen & Steers, is the beneficial owner of 4,666 shares as a result of its serving as investment manager of collective trust accounts. Cohen & Steers has its principal business office at 280 Park Avenue, 10th Floor, New York, NY 10017.

(7)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 2, 2018 by Vanguard Specialized Funds-Vanguard REIT Index Fund (“Vanguard REIT”). Vanguard REIT has sole voting power over 4,642,430 shares. Vanguard REIT has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(8)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 1, 2018 by Daiwa Asset Management Co. Ltd. (“Daiwa”). Daiwa has sole voting power over 4,000,551 shares, sole dispositive power over 7,400 shares and shared dispositive power over 3,993,151 shares. Daiwa has its principal business office at GranTokyo North Tower, 9‑1 Marunouchi 1‑chome, Chiyoda‑ku, Tokyo, Japan 100‑6753.

(9)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). T. Rowe Price has sole voting power over 474,947 shares and sole dispositive power over 3,892,958 shares. T. Rowe Price has its principal business office at 100 E. Pratt Street, Baltimore, MD 21202.

Security Ownership of Management
The following table sets forth the beneficial ownership of our equity securities, as of March 29, 2018, for each of our named executive officers, each trustee and all trustees and executive officers as a group. As of that date, 69,039,917 Common Shares were outstanding. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares. No shares have been pledged as security by any trustee or executive.

Name of Beneficial Owner	Number of Common Shares and LTIP Units Beneficially Owned(1)	Percent of All Shares(2)	Percent of All Shares and LTIP Units(3)
Jon E. Bortz	963,291(4)	1.4%	1.4%
Raymond D. Martz	224,594(5)	0.3%	0.3%
Thomas C. Fisher	161,491(6)	0.2%	0.2%
Cydney C. Donnell	25,797	*	*
Ron E. Jackson	34,098	*	*
Phillip M. Miller	12,383	*	*
Michael J. Schall	38,621(7)	0.1%	0.1%
Earl E. Webb	16,018	*	*
Laura H. Wright	19,346	*	*
All trustees and executive officers as a group (9 persons)(3)(4)(5)	1,495,639	2.2%	2.2%
________________
* Represents less than one percent of class.

(1)	The number of Common Shares and LTIP units beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)
Percentages are based on 69,039,917 Common Shares outstanding as of April 23, 2018. In addition, percentages shown for individuals assume that all LTIP units held by such person are exchanged for Common Shares on a one-for-one basis. The total number of Common Shares outstanding used in calculating such percentages assumes that none of the LTIP units held by other persons are exchanged for Common Shares.

(3)	Percentages are based on an aggregate of 69,276,268 Common Shares and LTIP units outstanding as of April 23, 2018.

(4)
This amount includes 49,786 shares of unvested restricted Common Shares granted under the 2009 Equity Incentive Plan and 65,544 vested LTIP units. Amount does not include 43,696 unvested LTIP units held by Mr. Bortz. See “Outstanding Equity Awards at Fiscal Year-End” table for details regarding vesting schedules of these restricted Common Shares and LTIP units.

(5)
This amount includes 21,786 shares of unvested restricted Common Shares granted under the 2009 Equity Incentive Plan and 35,292 vested LTIP units. Amount does not include 23,529 unvested LTIP units held by Mr. Martz. See “Outstanding Equity Awards at Fiscal Year-End” table for details regarding vesting schedules of these restricted Common Shares.

(6)
This amount includes 21,786 shares of unvested restricted Common Shares granted under the 2009 Equity Incentive Plan and 44,761 vested LTIP units. Amount does not include 23,529 unvested LTIP units held by Mr. Fisher. See “Outstanding Equity Awards at Fiscal Year-End” table for details regarding vesting schedules of these restricted Common Shares.

(7)	Mr. Schall disclaims beneficial ownership with respect to 19,445 of these shares.
PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Jon E. Bortz, our Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
For 2017, our last completed fiscal year:

•the median of the annual total compensation of all of our employees (other than our CEO) was $134,731;
•the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $3,931,846; and
•the annual total compensation of our CEO was approximately 29 times the median of the annual total compensation of all of our employees (other than our CEO).
To determine the median of the annual total compensation of all of our employees (other than our CEO), the Company prepared a list of all 27 employees (other than our CEO) as of December 31, 2017 and calculated each employee’s annual total compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (‘‘10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2017 the executive officers, trustees and 10% Holders timely filed all reports they were required to file under Section 16(a).
OTHER MATTERS
Solicitation of Proxies
The cost of solicitation of proxies will be paid by the Company. The trustees, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. The Company will reimburse such holders for their reasonable expenses.
The Company will employ Broadridge Financial Solutions to receive and tabulate the proxies.
Shareholder Proposals and Trustee Nominations for Inclusion in the 2019 Proxy Statement
Shareholder proposals intended to be considered for inclusion in the Company’s proxy statement relating to the 2019 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act (‘‘Rule 14a-8”) must be received by the Secretary of the Company not later than December 28, 2018 and such proposals must comply with all of the requirements of Rule 14a-8.
Nominations of trustee nominees for election at the Company’s 2019 Annual Meeting of Shareholders must be received by the Secretary of the Company at our principal executive offices no earlier than the close of business on November 28, 2018 and not later than December 28, 2018, and such nominations and their nominating shareholders must comply with all of the applicable requirements of our Bylaws.
Any such proposal or nomination should be mailed to: Pebblebrook Hotel Trust, 7315 Wisconsin Avenue, Suite 1100 West, Bethesda, Maryland 20814, Attn: Secretary.

Other Shareholder Proposals and Trustee Nominations
Our Bylaws currently provide that in order for a shareholder proposal or trustee nomination to be presented at our 2019 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 or a trustee nomination included in the Company's proxy statement pursuant to our Bylaws, it must be received at our principal executive offices no earlier than the close of business on November 28, 2018, and not later than December 28, 2018. If the 2019 Annual Meeting of Shareholders is scheduled to take place before May 30, 2019 or after July 29, 2019, then notice must be delivered not earlier than the close of business on the 150th day prior to the 2019 Annual Meeting of Shareholders and not later than the close of business on the later of the 120th day prior to the 2019 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of the 2019 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: Pebblebrook Hotel Trust, 7315 Wisconsin Avenue, Suite 1100 West, Bethesda, Maryland 20814, Attn: Secretary.
Additional Matters
The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Requests for Annual Report on Form 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and the financial statement schedules, may be obtained without charge at our website at www.pebblebrookhotels.com. Information at, or connected to, our website is not and should not be considered part of this Proxy Statement. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Pebblebrook Hotel Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

BY ORDER OF THE BOARD OF TRUSTEES

Raymond D. Martz
Secretary
Bethesda, Maryland
April 27, 2018

PEBBLEBROOK HOTEL TRUST
7315 WISCONSIN AVE
SUITE 1100 WEST
BETHESDA, MD 20814

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E47282-P04846 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PEBBLEBROOK HOTEL TRUST

The Board of Trustees recommends you vote FOR all of the trustee nominees:

1. Election of Trustees

Nominees:	For	Against	Abstain
1a. Jon E. Bortz	☐	☐	☐
1b. Cydney C. Donnell	☐	☐	☐
1c. Ron E. Jackson	☐	☐	☐
1d. Phillip M. Miller	☐	☐	☐
1e. Michael J. Schall	☐	☐	☐
1f. Earl E. Webb	☐	☐	☐
1g. Laura H. Wright	☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2 and 3.

NOTE: The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E47283-P04846

PEBBLEBROOK HOTEL TRUST
Annual Meeting of Shareholders
June 29, 2018 9:00 AM
This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) Jon E. Bortz and Raymond D. Martz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of beneficial interest of PEBBLEBROOK HOTEL TRUST that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time, on June 29, 2018, at the offices of Hunton Andrews Kurth LLP, 8405 Greensboro Drive, Suite 140, Tysons, Virginia 22102, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Trustees.

Continued and to be signed on reverse side